SEPARATION AND RELATIVE VALUE ADJUSTMENT AGREEMENT


                                     between


                            THE TAUBMAN REALTY GROUP
                               LIMITED PARTNERSHIP


                                       and


                            GMPTS LIMITED PARTNERSHIP



                              August   17  , 1998
                                     ------

                                TABLE OF CONTENTS


      ARTICLE 1 - DEFINED TERMS............................................  3
            1.1   Defined Terms............................................  3
            1.2   Use of Certain Terms..................................... 11
            1.3   Accounting Terms......................................... 11

      ARTICLE 2 - REDEMPTION............................................... 12
            2.1   Transfer and Redemption of Units......................... 12
            2.2   Delivery of the Exchange Units........................... 12
            2.3   Exchange Debt............................................ 12

      ARTICLE 3 - PROPERTY REPRESENTATIONS AND WARRANTIES.................. 13
            3.1   The Company's Property Representations and Warranties.... 13
            3.2   Due Diligence............................................ 23
            3.3   Adjustment Amount........................................ 25
            3.4   Untrue Property Representations and Other Representations;
                  Limitation on the Company's Liability.................... 28
            3.5   Rejection Conditions..................................... 29
            3.6   Condition of Exchange Properties......................... 32
            3.7   Interest................................................. 33
            3.8   GMPTS's Knowledge Regarding Required Consents............ 33
            3.9   Currency................................................. 33
            3.10  Survival of the Representations and Warranties........... 34

      ARTICLE 4 - PRORATIONS, EXPENSES, COSTS, AND TAX RETURNS............. 35
            4.1   Proration................................................ 35
            4.2   Fees and Expenses........................................ 37
            4.3   Costs if Agreement Terminates............................ 38
            4.4   Survival................................................. 38

      ARTICLE 5 - TAX MATTERS.............................................. 39
            5.1   Profits and Losses of Partnership Prior to Closing....... 39
            5.2   Tax Returns.............................................. 39
            5.3   Cooperation.............................................. 40
            5.5   Survival................................................. 40

      ARTICLE 6 - CLOSING.................................................. 40
            6.1   Closing.................................................. 40
            6.2   The Company's Closing Deliveries......................... 41
            6.3   GMPTS's Closing Deliveries............................... 43
            6.4   Survival................................................. 44

      ARTICLE 7 - CONDITIONS TO CLOSING.................................... 44
            7.1   Conditions Precedent to the Company's Obligations........ 44
            7.2   Conditions Precedent to GMPTS's Obligation............... 45
            7.3   Injunction............................................... 45
            7.4   Waiver of Failure of Conditions Precedent................ 45
            7.5   No Other Conditions to Closing........................... 46



                                       (i)

      ARTICLE 8 - REPRESENTATIONS AND WARRANTIES........................... 46
            8.1   GMPTS's Representations and Warranties................... 46
            8.2   The Company's Representations and Warranties............. 47

      ARTICLE 9 - COVENANTS................................................ 48
            9.1   GMPTS's Covenants........................................ 48
                  9.1.1 Confidentiality.................................... 48
                  9.1.2 Approvals not a Condition to GMPTS's Performance... 49
                  9.1.3 Board and Partnership Committee Seats.............. 49
            9.2   The Company's Covenants.................................. 49
                  9.2.1 Management, Maintenance, and Operation of Exchange
                   Properties Prior to Closing............................. 50
                  9.2.2 Access to Exchange Properties...................... 51
                  9.2.3 Estoppels.......................................... 51
                  9.2.4 Confidentiality.................................... 52
            9.3   Mutual Covenants......................................... 52
                  9.3.1 Publicity.......................................... 52
                  9.3.2 Covenants of the Company and GMPTS................. 53

      ARTICLE 10 - DEFAULT................................................. 54
            10.1  Default by GMPTS......................................... 54
            10.2  Default by the Company................................... 54
            10.3  Specific Enforcement..................................... 55
            10.4  Survival................................................. 55

      ARTICLE 11 - INDEMNITY AND RELEASE................................... 56
            11.1  Indemnification by the Company........................... 56
            11.2  Indemnification by GMPTS................................. 57
            11.3  Notice of Indemnification................................ 58
            11.4  Procedure for Third-Party Claims......................... 59
            11.5  Limitation on the Company's Liability for Certain Matters 60
            11.6  Limitation on GMPTS' Liability for Certain Matters....... 60
            11.7  Punitive and Consequential Damages....................... 61
            11.8  Mutual Release........................................... 61
            11.9  Survival................................................. 61

      ARTICLE 12 - MISCELLANEOUS........................................... 62
            12.1  Counterparts............................................. 62
            12.2  Assignment............................................... 62
            12.3  Waiver................................................... 62
            12.4  No Recordation........................................... 62
            12.5  Blue-Pencil.............................................. 63
            12.6  Governing Law............................................ 63
            12.7  Notices.................................................. 63
            12.8  Survival................................................. 64
            12.9  Exchange Properties Held for Investment.................. 64
            12.10 Binding Effect........................................... 64
            12.11 Captions................................................. 64
            12.12 Entire Agreement......................................... 65



                                      (ii)

                                    EXHIBITS

Exhibit A - Exchange Properties and Exchange Owning Entities
Exhibit B - Debt to be Assumed by NewCo
Exhibit C - Excluded  Assets
Exhibit D - Real Estate Taxes and Assessments Being Contested But Unpaid
Exhibit E - Unsecured Note
Exhibit F - Assignment of Membership Interest (for NewCo and NewCo Two)
Exhibit G - Certificate of Amendment of Limited Partnership
Exhibit H - Certificate Updating Representations and Warranties of the Company
Exhibit I - Legal  Opinion - Company
Exhibit J - Non-Foreign Status Affidavit
Exhibit K - Evidence of Authority - Company
Exhibit L-1 - Direction to Distribute Trust Assets - TRG Trust
Exhibit L-2 - Direction to Distribute Trust Assets - TRG Trust II
Exhibit L-3 - Direction to Distribute Trust Assets - TRG Trust IV
Exhibit L-4 - Direction to Distribute Trust Assets - TRG Trust XIII
Exhibit M - Property Management Agreement
Exhibit N - Transfer Tax Affidavits
Exhibit O-1 - Certificate of Formation for NewCo
Exhibit O-2 - Certificate of Formation for NewCo Two
Exhibit P-1 - Amendment to Certificate of Formation for NewCo
Exhibit P-2 - Amendment to Certificate of Formation for NewCo Two
Exhibit Q - Assignment of Partnership Interests (for assignments into NewCo  and
            NewCo Two and assignments into the Company by the TRG Trusts) Exhibit R - Assignment of Exchange Units
Exhibit S - Certificate of Withdrawal
Exhibit T - Certificate Updating Representations and Warranties of GMPTS
Exhibit U - Assumption  and  Agreement of NewCo  of Obligations under Separation
            Agreement
Exhibit V - Legal Opinion - GMPTS
Exhibit W - Evidence of Authority
Exhibit X - Termination  of  GMPTS's  Rights  Under  Cash  Tender
Exhibit Y - Resignation  of Board  and  Committee  Seats
Exhibit Z-1 - Assets  and  Direct Liabilities of NewCo
Exhibit Z-2 - Assets and Direct  Liabilities  of NewCo Two
Exhibit AA - Approved Press Release


                                    SCHEDULES

Schedule 3.1(a) - Partners, Partnership Documents, and Percentage Interests for
                  the Exchange Owning Entities

Schedule 3.1(e) - Agreements Extending Income Tax Assessment or Collection
                  Periods and Income Tax Audit or Certiorari Proceedings

Schedule 3.1(i) - List of Security Deposits

Schedule 3.1(k) - Certain Tenant/Anchor Bankruptcies



                                      (iii)

Schedule 3.1(l) - Required Licenses Not Yet Issued and Violations of Issued
                  Licenses

Schedule 3.1(m) - Casualty and Liability Insurance Policies

Schedule 3.1(n) - Litigation

Schedule 3.1(o) - Collective  Bargaining   Agreements,   Union   Contracts,  and
                  Severance or Termination Pay Liabilities of the Exchange Owning Entities

Schedule 3.1(p) - Building Code and Zoning violations

Schedule 3.1(q) - Ground Lease Documents

Schedule 3.1(r) - List of Loan Documents

Schedule 3.1(s) - List of Anchor Documents

Schedule 3.1(t) - List of Service Contracts

Schedule 3.1(u) - Notices of Defaults Sent or Received With Respect to Anchor
                  Documents, Partnership Documents, Loan Document or Ground
                  Leases

Schedule 3.1(v) - Notices of Default Received under Service Contracts

Schedule 3.1(w) - Required Conditions to be Satisfied

Schedule 3.1(x) - Violations of Environmental Law and Environmental Remediation

Schedule 6.2(s) - Form of Amended and Restated Partnership Agreement for the
                  Wholly-Owned Exchange Entities




                                      (iv)

               SEPARATION AND RELATIVE VALUE ADJUSTMENT AGREEMENT


      This Separation and Relative Value Adjustment Agreement (this "Agreement") is entered into this 17th day of August, 1998, between The Taubman Realty Group Limited Partnership, a Delaware limited partnership having an office at 200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48304 (the "Company"), and GMPTS Limited Partnership, a Delaware limited partnership having an office at c/o AEW Capital Management LP, 225 Franklin Street, Boston, Massachusetts 02110 ("GMPTS"), based upon the following:

      A. GMPTS is a partner in the Company, and the Company and GMPTS have decided to redeem GMPTS's entire partnership interest in the Company, all on the terms and subject to the conditions set forth herein.

      B. The Company and GMPTS, with the assistance of Morgan Stanley Dean Witter, have selected certain properties, assets, and liabilities of the Company to be transferred to GMPTS to effectuate such redemption. The Partnership Committee has received a fairness opinion from Morgan Stanley Dean Witter with respect to the fairness to the remaining partners in the Company from a financial point of view, as of the date of such opinion, of such redemption.

      C. In furtherance of the foregoing, (a) the Company will prior to Closing (as defined below) contribute, to a newly- formed, single member Delaware limited liability company ("NewCo"), the Company's partnership interests in those entities described on Exhibit A attached hereto and hereby made a part hereof that own or lease the properties (the "Exchange Properties") described on Exhibit A and (b) the Company will prior to Closing cause to be distributed to the Company and thereafter contributed to a newly-formed, single member Delaware limited liability company ("NewCo Two") the partnership interests in the Exchange Owning Entities (as defined below) owned by the TRG Trusts identified on Exhibit A, and such contributions will be made subject to and with the assumption by NewCo and NewCo Two of the debt, obligations, and liabilities with respect to the Exchange Properties, including the obligations with respect to debt secured by some of the Exchange Properties and the Company's obligations with respect to certain other debt to be assumed by NewCo, as such debt is more particularly set forth on Exhibit B, in exchange for 100% of the issued membership interests of NewCo and NewCo Two. After such contributions to NewCo and NewCo Two, each of the Exchange Owning Entities will continue to own all of the real and personal property it owned immediately prior to such contributions, including all fee owned property (i.e., each fee Exchange Property), ground leasehold estates, space leases, department store leases, reciprocal easement agreements, supplemental agreements, service and maintenance contracts, fixtures, equipment, vehicles, supplies, rights, claims, and any other assets, tangible or intangible, owned by each Exchange Owning Entity immediately prior to such contributions, if any, except for the Excluded Assets, which the Company shall have the right to transfer out of the Exchange Owning Entities at or prior to Closing; provided, however, if separate filings or applications are needed to cause any trademarks, logos, or names to remain vested in each Exchange Owning Entity after such contributions, the Company shall reasonably cooperate with GMPTS in making such filings and applications and causing such trademarks, logos, and names to be so vested.

      NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Company and GMPTS, intending to be legally bound, hereby agree as follows:

                            ARTICLE 1 - DEFINED TERMS

      1.1 Defined Terms. As used herein the following terms shall have the following meanings:

      "Adjustment Amounts" has the meaning provided in Section 3.3(a).

      "Affiliate" of any specified individual or entity means any other individual or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified individual or entity. An Affiliate of an individual or entity includes, without limitation,
(i) any officer or director of such individual or entity, and (ii) any record or beneficial owner of more than 10% of any class of ownership interests of such individual or entity. For purposes of this definition "control" of any individual or entity means the power to direct the management and policies of such individual or entity, directly or indirectly, whether through the ownership of ownership interests, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agreement" has the meaning provided in the introductory paragraph hereof.

      "Anchor Documents" has the meaning provided in Section 3.1(s).

      "Anchor Party" means a party to an Anchor Document other than an Owning Entity.

      "Applicable GMPTS Notice Date" has the meaning provided in Section 3.3(b).

      "Approved Press Release" has the meaning provided in Section 9.3.1.

      "Assignment of Membership Interest" has the meaning provided in Section 6.2(a).

      "Assumed Bridge Loan" means that certain loan to be in the original principal amount of approximately $894,000,000 and to be made by UBS AG, New York Branch, (or one or more other lenders acceptable to the Company and GMPTS) to NewCo and NewCo Two or the Company which will be assumable by NewCo and/or NewCo Two, pursuant to a commitment issued by UBS AG. The parties acknowledge that the Company will negotiate the Assumed Bridge Loan, which will have a term of twelve (12) months. If the Assumed

Bridge Loan is accelerated and declared due by the lender prior to the stated maturity date solely by reason of a material breach of a representation or warranty with respect to the Exchange Properties set forth in the initial loan documents for the Assumed Bridge Loan (and any subsequent representations and warranties set forth in any amendment thereto, to the extent such representations are the same as those set forth in such initial loan documents, and only if the term of the loan which is the subject of such amendment ends on or before the term of the initial Assumed Bridge Loan), the Company shall indemnify and hold harmless GMPTS from any damages or costs suffered as a result of GMPTS having to obtain a replacement loan.

      "Blue Sky Laws" has the meaning provided in Section 3.1(cc).

      "Business Day" means any day that is not a Saturday, a Sunday, or other day on which banks are required or authorized to be closed in the City of New York.

      "CalPERS" means The California Public Employees' Retirement System.

      "Cash Tender" has the meaning provided in Section 8.1(a).

      "Certificate of Amendment" has the meaning provided in Section 6.2(b).

      "Claim" has the meaning provided in Section 11.4.

      "Closing " has the meaning provided in Section 6.1.

      "Closing Date" has the meaning provided in Section 6.1.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" has the meaning provided in the introductory paragraph hereof.

      "Company Parties" has the meaning provided in Section 11.2.

      "Confidential Information" has the meaning provided in Section 9.1.1.

      "Contested Matter" has the meaning provided in Section 3.10.

      "Defeasance" has the meaning provided in Section 7.1(c).

      "Due Diligence" has the meaning provided in Section 3.2.

      "Encumbrances" has the meaning provided in Section 2.2.

      "Environmental Law" means any Law relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

      "Estimated Deferred Maintenance and Repair Costs" means the cost of repairs, replacements, or improvements to the Portfolio Properties, as reasonably estimated by Merritt and Harris (or by the New Engineer in the case where the New Engineering Reports are being used under Section 3.3), which are
(1) described as "required" in the Merritt and Harris Reports (or in the case where the New Engineering Reports are being used, as described as the most imminently required work in the New Engineering Reports) and are not contemplated by the most recent budget for the Property, to the extent not anticipated to be charged to tenants of the Property in accordance with the presently existing terms of applicable leases with such tenants, (2) required or needed to be made as a result of an uninsured casualty existing on the Relative Valuation Date (including the amount of the deductible for any insured casualty), or (3) are required under applicable Law to be made by the Owning Entity on or before the date hereof to correct violations of Law at the Property which exist on the Relative Valuation Date and are not contemplated by the most recent budget for the Property, to the extent not anticipated to be charged to tenants of the Property.

      "Exchange Act" has the meaning provided in Section 3.1(cc).

      "Exchange Debt" has the meaning provided in Section 2.3.

      "Exchange Owning Entities" means the Owning Entities of the Exchange Properties, as are described on Exhibit A attached hereto.

      "Exchange  Partnership  Documents"  has the  meaning  provided  in Section
3.1(a).

      "Exchange Properties" has the meaning provided in Recital C hereof.

      "Exchange Units" means the 50,025,713 units of partnership interest in the Company of which GMPTS is the record and beneficial owner and which constitute all of the units of partnership interest owned by GMPTS.

      "Excluded Assets" means the property, claims, and assets identified on Exhibit C attached hereto.

      "Expiration Date" has the meaning provided in Section 3.10.

      "GAAP" means generally accepted accounting principles.

      "GMPTS" has the meaning provided in the introductory paragraph hereof, and shall include an assignee of GMPTS permitted under Section 12.2 hereof.

      "GMPTS Parties" has the meaning provided in Section 11.1.

      "Ground Leases" has the meaning provided in Section 3.1(q).

      "Hazardous Materials" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or hazardous waste under any applicable Environmental Law.

      "hereof," "herein," and "hereunder" and words of similar import shall mean this Agreement as a whole and not any particular section, paragraph of subdivision thereof.

      "HSR Act" has the meaning provided in Section 3.1(cc).

      "including" means including, without limitation.

      "Indemnified Party" has the meaning provided in Section 11.3.

      "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, judgement or decree, and any judicial or administrative interpretation thereof, and any other requirement or rule of law, including any amendment thereto or modification thereof.

      "Leases" has the meaning provided in Section 3.1(h).

      "Litigation" has the meaning provided in Section 3.1(n).

      "Loan Documents" has the meaning provided in Section 3.1(r).

      "Manager" means The Taubman Company Limited Partnership, a Delaware limited partnership.

      "Membership Interests" means the NewCo Membership Interests and the NewCo Two Membership Interests.

      "Merritt and Harris Reports" means the physical inspection and engineering reports ordered by the Company on July 16, 1998, to be prepared by Merritt and Harris in connection with the Transaction. At the request of either party after the preparation of the final Merritt and Harris Reports, the parties shall attach to this Agreement a schedule identifying the Merritt and Harris Reports by name, date, and job number.

      "NewCo" has the meaning provided in Recital C.

      "NewCo Membership Interests" has the meaning provided in Section 2.1.

      "NewCo Two" has the meaning provided in Recital C.

      "NewCo Two Membership Interests" has the meaning provided in Section 2.1.

      "New Engineer" has the meaning provided in Section 3.2(d).

      "New Engineering Reports" means any physical inspection or engineering reports issued by the New Engineer with respect to the Portfolio Properties pursuant to Section 3.2(d).

      "New Environmental Consultant" has the meaning provided in Section 3.2(c).

      "New Environmental Reports" means any environmental reports issued by the New Environmental Consultant with respect to the Portfolio Properties pursuant to Section 3.2(c).

      "NYSE" means the New York Stock Exchange.

      "Obligated Party" has the meaning provided in Section 11.3.

      "Owning Entities" means the partnerships or other entities which directly own the real estate interests indirectly held by the Company.

      "Partnership Agreement" means the partnership agreement of the Company existing on the date hereof.

      "Percentage Interest" means, with respect to GMPTS, 37.2464% and, with respect to the Company, 62.7536%.

      "Permitted Exceptions" means the following with respect to the Properties:
(a) building and use restrictions and zoning and building ordinances, codes, regulations, and resolutions and governmental land use regulations provided the same do not prevent the present use of the Property as a shopping center, (b) mortgages, deeds of trust, liens, security interests, negative pledges, and other charges and encumbrances in favor of any lender and given in connection with (i) with respect to the Exchange Properties, the Assumed Bridge Loan, the Released Debt and any other indebtedness set forth on Exhibit B hereto that is assumed by GMPTS hereunder or to which the Properties may be subject at Closing as provided herein, and (ii) with respect to the Retained Properties, any indebtedness described in the Company's most recent regularly prepared financial statements, (c) the lien of real estate taxes, assessments, and water and sewer charges not delinquent as of the date of this Agreement or which are disclosed on Exhibit D and are being contested in good faith, (d) any exceptions the Title Company would agree to insure over, without any additional cost or liability to either party, except for any payment, bonding, indemnity, or other obligation which may be agreed to by the party who will not indirectly or directly own the Property after Closing, in such party's sole discretion, provided such insurance is satisfactory to the other party in its reasonable discretion, (e) inchoate or recorded mechanic's, construction, and materialmen liens which the Owning Entity
(1) does not have the financial responsibility to remove or discharge or (2) is not likely to have the financial responsibility to remove or discharge because a financially responsible third party has the responsibility to remove or discharge, (f) the Anchor Documents, (g) any other department store leases, reciprocal easement agreements, or operating agreements, (h) the rights of tenants under the Leases as tenants only and any other leases entered into pursuant to the terms hereof,
(i) customary easements or rights for access to and construction, use, maintenance, or repair of utility lines, wires, terminal boxes, mains, pipes, cables, conduits, poles and other equipment and facilities on, under, and across the Properties, (j) standard printed exclusions from coverage contained in the form of the title insurance policy issued by the Title Company, (k) any matter that is the responsibility of any department store party, including any Anchor Party, any tenant, or any subtenant (other than an Owning Entity) of an Property, (l) the Ground Leases, (m) utility contracts or agreements, and (n) any other agreements, restrictions, liens, or encumbrances which would not have a material adverse effect on a Property.

      "Portfolio Properties" means the Exchange Properties and the Retained Properties.

      "Press Release" has the meaning provided in Section 9.3.1.

      "Property" means any one of the Portfolio Properties.

      "Property  Management  Agreement"  has the  meaning  provided  in  Section
6.2(j).

      "Regulatory Filings" has the meaning provided in Section 3.1(cc).

      "Property Representations" has the meaning provided in Section 3.1.

      "Relative Representations" has the meaning provided in Section 3.1.

      "Relative Valuation Date" means August 3, 1998, being the date on which the parties agreed upon the relative valuation of the Company's properties, assets, and liabilities.

      "Relative Value" means, with respect to any Portfolio Property, the relative value agreed to by the parties for that Property when they determined the relative value of all of the Portfolio Properties.

      "Released Claims" has the meaning provided in Section 11.8.

      "Retained Bridge Loan" means that certain loan to be in the original principal amount of approximately $430,000,000 (depending on the amount of senior unsecured notes tendered) and to be made by UBS AG, New York Bank (or one or more other lenders acceptable to the Company), to the Company.

      "Retained Properties" means the properties and assets owned, directly or indirectly, by the Company, other than the Exchange Properties.

      "Securities Act" has the meaning provided in Section 3.1(cc).

      "Service Contracts" has the meaning provided in Section 3.1(t).

      "Surveys" means the updated surveys of all or certain of the Properties obtained by the Company in connection with the Transaction.

      "Tax Return" means any return, declaration, report, estimate, claim for refund, or information return or statement relating to, or required to be filed in connection with, any Taxes, including any schedule or attachment thereto, and any amendment thereof.

      "Taxes" means any and all taxes, however denominated, imposed by any federal, state, local or foreign government, or any agency or political subdivision thereof, including without limitation, net income, gross income, gross receipts, license, payroll, employment- relief, excise, severance, stamp, occupancy, premium, windfall profits, environmental, customs or import duties, capital, franchise, profits, withholding, social security (or similar), unemployment, disability, worker's compensation taxes, real property, personal property, sales, use, transfer, registration, value added, ad valorem, estimated, or any other tax of any kind whatsoever, including any interest, penalty, addition to tax, other charge, or additional amounts imposed by any taxing authority, whether disputed or not.

      "Tenancies" has the meaning provided in Section 3.1(h).

      "Tender Offer" has the meaning provided in Section 7.1(c).

      "Title Company" means Flagler Title Company, 1897 Palm Beach Lakes Boulevard, Suite 125, West Palm Beach, Florida, 33409.

      "Title Insurance Commitments" means the title insurance commitments issued by the Title Company in connection with the Transaction with respect to all or certain of the Properties.

      "Transaction" has the meaning provided in Section 6.1.

      "Versar Reports" means the environmental reports ordered by the Company on July 13, 1998, to be prepared by Versar, Inc., in connection with the Transaction. At the request of either party after the preparation of the final Versar Reports, the parties shall attach to this Agreement a schedule identifying the Versar Reports by name, date, and job number.

      "Wholly-Owned Exchange Entities" means all of the Exchange Owning Entities except Woodfield Associates. "Woodfield Management Agreement" means that certain Management Agreement, dated March 31, 1989, between the Manager and Woodfield Associates, as amended by Amendment to Management Agreement, dated March 31, 1989, between the Manager and Woodfield Associates. 1.2 Use of Certain Terms.
(a) Any defined term used in the plural shall refer to all members of the relevant class in the defined term, and any defined terms used in the singular shall refer to any one of the members of the relevant class in the defined term. The plural shall include the singular and vice versa. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or entity may require. When used in this Agreement, "or" is not exclusive. (b) All Schedules and Exhibits described or referenced herein are hereby incorporated by this reference into this Agreement as if fully set forth herein. (c) Any reference herein to a Section means a Section of this Agreement. 1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required by this

Agreement to be submitted shall, unless otherwise expressly stated, be prepared in conformity with generally accepted accounting principles, applied on a consistent basis.


                             ARTICLE 2 - REDEMPTION

      2.1 Transfer and Redemption of Units. At the Closing, GMPTS shall transfer the Exchange Units to the Company, and the Company shall redeem the Exchange Units from GMPTS, in exchange for 100% of the membership interests (the "NewCo Membership Interests") in NewCo and 100% of the membership interests (the "NewCo Two Membership Interests") in NewCo Two.

      2.2 Delivery of the Exchange Units. At the Closing, GMPTS will deliver to the Company Certificate Nos. 31 and 35 evidencing the Exchange Units, together with a duly executed assignment separate from certificate, assigning and transferring to the Company all right, title, and interest in and to the Exchange Units, free and clear of any security interests, pledges, mortgages, liens, claims, encumbrances, charges or rights of others of any kind
(collectively, "Encumbrances"). The parties acknowledge that the foregoing Certificate Nos. 31 and 35 evidenced 22,333.019 and 2,995.435 units of partnership interest in the Company prior to the Company's split of its units effective September 30, 1997, and that such certificates are now deemed to evidence, in the aggregate, 50,025,713 units of partnership interest in the Company as a result of such split. Concurrently with GMPTS's delivery of title to the Exchange Units to the Company in the condition required hereunder, the Company will deliver all certificates, if any, and duly executed assignments separate from such certificates necessary to assign and transfer to GMPTS all right, title, and interest in and to NewCo and NewCo Two, free and clear of any Encumbrances, to GMPTS, and NewCo and NewCo Two will assume, for the Company's benefit, the liabilities set forth on Exhibit B hereto.

      2.3 Exchange Debt. Prior to the Closing, GMPTS shall use its good faith, commercially reasonable efforts to cause the Company to be fully and unconditionally released from any and all liabilities and obligations relating to or arising out of the indebtedness described on Exhibit B attached hereto (the "Exchange Debt"). Such reasonable efforts shall include causing to be delivered to a lender of any Exchange Debt assumptions, guaranties, or similar assurances by NewCo and/or GMPTS with respect to the Exchange Debt, if reasonably requested by any such lender. If a lender of any Exchange Debt does not release the Company fully and completely with respect thereto (including as a result of any such lender imposing unreasonable obligations on GMPTS, NewCo and/or NewCo Two), then NewCo and GMPTS shall, jointly and severally, indemnify, defend, and hold harmless the Company from and against any obligations or liabilities with respect to the Exchange Debt.


               ARTICLE 3 - PROPERTY REPRESENTATIONS AND WARRANTIES

      3.1 The Company's Property Representations and Warranties. Subject to the terms and conditions of this Article 3, the Company represents and warrants to GMPTS as follows as of the Relative Valuation Date:

      (a) Schedule 3.1(a) describes each Exchange Owning Entity and all partners therein and their respective percentage interest. The partners of the Exchange Owning Entities are the record and beneficial owners of their respective partnership interests in each Exchange Owning Entity as set forth on Schedule 3.1(a) in accordance with the percentages specified in Schedule 3.1(a) (except no representation is made as to the beneficial owner of CalPERS's partnership interest in Woodfield Associates) and with respect to the Company's interest in the Wholly-Owned Exchange Entities and the Company's interest in Woodfield Associates, such partners hold their partnership interests (and at Closing NewCo and NewCo Two will hold such partnership interests) free and clear of any and all security interests, liens, pledges, hypothecations, or encumbrances whether recorded, perfected, choate or inchoate, actual or contingent, except as may be provided for in the partnership agreements and amendments thereto described on
Schedule 3.1(a) (the "Exchange Partnership Documents") and the amended and restated partnership agreements for the Wholly-Owned Exchange Entities described in Section 6.2(s). With respect to Wholly-Owned Exchange Entities, no person, firm, or entity, other than the ones identified on Schedule 3.1(a), (1) owns any partnership interest in any Wholly-Owned Exchange Entity or any right or option (or any right of first refusal with respect to) to acquire a partnership interest in any Wholly-Owned Exchange Entity or (b) has the right to receive any capital, profits, or distributions of any Wholly-Owned Exchange Entity as to any equity interest therein. With respect to the Company's interest in Woodfield Associates, except as provided in the partnership agreement of Woodfield
Associates, no person, firm or entity (i) owns any portion of the Company's partnership interest in Woodfield Associates or any right or option (or any right of first refusal with respect to) to acquire any such partnership interest or (ii) has the right to receive any capital, profits, or distributions with respect to such partnership interest. True and complete copies of the Exchange Partnership Documents, as amended to date, have been delivered to GMPTS, and true and complete copies of the amended and restated partnership agreements for the Wholly- Owned Exchange Entities described in Section 6.2(s) will be delivered to GMPTS at Closing. Upon the Company's delivery of all right, title, and interest in and to the Membership Interests to GMPTS, GMPTS shall have good and marketable title to the Membership Interests.

      (b) Each Exchange Owning Entity owns its assets described on the balance sheets referenced in paragraph 3.1(f) and has not engaged in any business other than owning, leasing, managing, and operating its respective Exchange Property and related property and assets. Each Exchange Owning Entity is duly qualified to do business in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification.

      (c) At Closing, no Exchange Owning Entity will have any accrued and unpaid obligation to make payments of any kind to or on behalf of any partners or any beneficial owner of any partner except for any obligation under the Woodfield Exchange Partnership Documents which has accrued, but is not yet due as of the Closing Date.

      (d) The partnership interests of the partners in each Wholly-Owned Exchange Entity have not been registered or qualified under the Securities Act of 1933, as amended, or under the securities laws of the state where the respective Exchange Property is located or any other state. The partnership interest of the Company in Woodfield Associates has not been registered or qualified under the Securities Act of 1933, as amended, or under the securities laws of the state where such Exchange Property is located or any other state.

      (e) All federal, state and local Tax Returns (including Tax Returns concerning "gross receipts and business use and occupancy") required to be filed by each Exchange Owning Entity, including Tax Returns required to be filed with regard to its Exchange Property, have been timely (taking into account valid extensions) filed, and all Taxes whether or not due and owing by each Exchange Owning Entity, including in connection with the ownership and operation of its Exchange Property, have been paid in full or properly accrued on the balance sheets delivered to GMPTS. No written claim has been received by the Company or any Exchange Owning Entity from any authority in a jurisdiction where an Exchange Owning Entity does not file Tax Returns that it is, or may be, subject to taxation by that jurisdiction. Except as set forth on Schedule 3.1(e), (1) no Exchange Owning Entity is a party to any agreement extending the period for assessment or collection of any Tax and (2) no tax audit or tax certiorari proceedings are currently pending or to the Company's knowledge threatened in writing to be brought with respect to any Exchange Owning Entity or its Exchange Property.

In addition:

            (i) Other than with respect to real estate taxes and assessments, there are no outstanding deficiencies or assessments or written proposals received by the Company for assessment of any Taxes proposed, asserted or assessed against any Exchange Owning Entity.

            (ii) None of the Exchange Owning Entities is a party to any outstanding tax sharing or other allocation agreement with respect to Taxes except to the extent imposed by the laws of any state.

            (iii) Each of the Exchange Owning Entities has withheld and paid all
                  Taxes required to be withheld and paid in connection with amounts paid or owing any employee, partner, independent contractor, creditor or other third party.

            (iv) None of the Exchange Owning Entities is a corporation or an association taxable as a corporation for federal income tax purposes.

            (v) Not later than September 30, 1998, the Company shall deliver to GMPTS a schedule setting forth, to the knowledge of the Company, the adjusted tax basis of each Exchange Owning Entity in its assets as of December 31, 1997 and a schedule setting forth those Exchange Owning Entities with Section 754 elections in effect as of the date hereof.

           (vi) None of the Exchange Owning Entities has agreed to, or has been required to, make any Section 481(a) adjustment because of a change in accounting method. There are no closing agreements, irrevocable elections or similar binding agreements which will restrict the choice of any Exchange Owning Entity or their respective partners regarding the treatment of any item of income, deduction, credit or allowance for federal income tax purposes in taxable periods subsequent to the Closing Date.

            (vii) The  Company  has  delivered,  or  will  deliver  as  soon  as practicable, to GMPTS complete copies of all Tax Returns of each Exchange Owning Entity filed for periods ending on or after December 31, 1994.

           (viii) No Exchange Owning Entity owns any interest in excess of 50% in any corporation, limited liability company or partnership.

            (ix) With respect to this paragraph (e), GMPTS shall have no right to make a claim against the Company for any breach thereof to the extent that any costs, expenses, or Taxes due are reimbursable by tenants or Anchor Parties at the Exchange Properties.

      (f) The unaudited balance sheets and statements of income, changes in the equity, and cash flow as of and for the fiscal periods ended December 31, 1997 and June 30, 1998 delivered to GMPTS for each Owning Entity have been prepared in accordance with GAAP, present fairly the financial condition and results of operations of the Owning Entity, and have been prepared on a consistent period by period basis.

      (g) Each Exchange Owning Entity is a duly formed, validly existing partnership for local partnership law purposes.

      (h) (1) Each rent roll (individually, a "Rent Roll" and collectively, the "Rent Rolls") dated July 31, 1998 and delivered by the Company to GMPTS under separate cover of even date herewith is, when taken as a whole with respect to each Exchange Property, true, accurate, and correct with respect to all leases and all other non-lease tenancies (all such tenancies, collectively, the "Tenancies") affecting each Exchange Property as of the date of such Rent Roll and shown thereon, and contain the following information with respect to each Tenant: (i) the name of the Tenant; (ii) the space which such Tenant occupies; (iii) the approximate square footage of such space; (iv) the lease commencement date and lease termination date; (v) the step date; (vi) the minimum annual rent; and (vii) the breakpoint amount and rate; (2) attached to the above-referenced separate cover of even date herewith is a true, correct and complete list of all leases and all amendments, modifications, renewals and extensions thereof (collectively, the "Leases"), true, correct and complete copies of which have been or will be delivered to GMPTS on or prior to Closing, reasonably promptly upon request by GMPTS; (3) no Lease contains, nor does any Tenant, nor to the Company's knowledge any other party, have a purchase option or any right of first offer or first refusal to purchase (or any other similar right to acquire any ownership interest, as distinguished from rights to lease additional space in any Exchange Property) with respect to any Exchange Property or any portion thereof, except as may be set forth in an Anchor Document with respect to an Anchor Party's leased premises.

      (i) Schedule 3.1(i) sets forth a list of all security deposits currently being held pursuant to the Leases by each Exchange Owning Entity and all such security deposits are held in accordance with applicable Law. No Tenant has asserted any claim (other than for a customary refund at the expiration of a Lease) to all or any part of such security deposits and no Exchange Owning Entity has applied any portion of any such security deposits to the payment of any sums due from any Tenant under a Lease.

      (j) None of the Leases and none of the rents, security deposits or other amounts payable thereunder have been assigned, pledged, or encumbered other than as provided in the Loan Documents.

      (k) Except as set forth on Schedule 3.1(k), no Exchange Owning Entity has received written notice of any filing of a bankruptcy, reorganization, insolvency, or similar proceeding by any Tenant leasing in excess of 2,500 square feet of space.

      (l) Except as set forth on Schedule 3.1(l), to the Company's knowledge, each Exchange Owning Entity has all of the licenses and permits (including certificates of occupancy) necessary for the ownership and operation of each Exchange Property by the Exchange Owning Entity (not any required by tenants or Anchor Parties) as it is currently being operated and the same are in full force and effect and no Exchange Owning Entity has taken any action that would (or failed to take any action the omission of which would) result in the revocation of such licenses and permits and no Exchange Owning Entity has received any written notice of violation from any Governmental Authority or written notice of an intention by any such Governmental Authority to revoke any certificate of occupancy or other license issued by it in connection with the use and operation of any Exchange Property, that in each case has not been cured or otherwise resolved to the satisfaction of such Governmental Authority. To the Company's knowledge, the Transaction will not result in or cause to be terminated or cancelled any license or permit necessary for the ownership and operation of any Exchange Property, as it is currently being operated, which could not be replaced by GMPTS upon delivery of customary applications and fees and upon complying with other requirements which are generally required for similar properties in the applicable jurisdiction.

      (m) Schedule 3.1(m) identifies and describes all insurance policies (excluding title insurance) maintained by the Exchange Owning Entity with respect to the Exchange Properties. Upon request by GMPTS, the Company shall promptly deliver copies of such policies to GMPTS. Continually during its period of ownership, each Exchange Owning Entity has maintained insurance in commercially reasonable amounts with respect to the Exchange Properties and the owner thereof.

      (n) Except for all items set forth on Schedule 3.1(n) (such items herein referred to collectively as the "Litigation"), there is no lawsuit, litigation, or arbitration pending against any Exchange Owning Entity before any federal, state, municipal, foreign, or other court or governmental or administrative body or agency, or any private arbitration tribunal for which any Exchange Owning Entity has a significant potential financial or legal exposure. The description of the Litigation described on the letter dated July 13, 1998, from the Company to its counsel is accurate in all material respects.

      (o) No Exchange Owning Entity is bound by any employment agreement, collective bargaining agreement, union contract, or similar agreement except as set forth on Schedule 3.1(o). No Exchange Owning Entity or the Company has any employees that will remain at the Exchange Property and become an employee of GMPTS after Closing. Except as set forth on Schedule 3.1(o), no Exchange Owning Entity is a party to, or bound by, any agreement that contains any material severance or termination pay liability or obligation, including, without limitation, any "excess parachute payment," as defined in Section 280G(b) of the Code. No Exchange Owning Entity maintains or sponsors or has any liability (contingent or otherwise) for any contributions to any pension, profit sharing, thrift, employee stock ownership or other retirement plan, or deferred compensation, stock ownership, stock purchase, performance share, bonus or other incentive plan, or severance plan or other pension or welfare benefit plan, agreement, arrangement or understanding, whether or not such plan is or is intended to be qualified under Section 401(a) of the Code, including, without limitation, any employee benefit plan within the meaning of Section 3(3) of ERISA and any "plan" within the meaning of Section 4975(e)(1) of the Code.

      (p) Except as set forth on Schedule 3.1(p) there is no judicial, municipal, or administrative action, suit, arbitration, or proceeding against the Company, an Exchange Owning Entity, or an Exchange Property, or any part thereof, pending in any court or governmental department, commission, board, agency or instrumentality, of the United States or any state, county, city or other political subdivision (a "Governmental Authority"), alleging a material building code or zoning violation.

      (q) Schedule 3.1(q) sets forth a true, correct, and complete list of each ground lease (and all amendments and modifications thereto) creating the ground leasehold estates owned by the Exchange Owning Entity described on Schedule 3.1(q) (the "Ground Lease").
Each Ground Lease is in full force and effect.

      (r) Schedule 3.1(r) sets forth a true, correct, and complete description of each loan document evidencing or containing any terms and conditions of any mortgage loans encumbering the Exchange Properties (the "Loan Documents"). Exhibit B sets forth the outstanding principal balance of each such loan as of July 31, 1998.

      (s) Except as identified on Schedule 3.1(s) attached hereto (the "Anchor Documents"), or included in the Leases or the Permitted Exceptions, there are no written agreements with any Anchor Party, or modifications of or supplements to the Anchor Documents, which are binding on the Exchange Owning Entities or the Exchange Properties.

      (t) Except for the Permitted Exceptions and contracts or agreements which may be terminated by the Exchange Owning Entity on thirty (30) days or less notice without penalty or premium, there are no service, supply, maintenance, or utility contracts or agreements which will be binding upon the Exchange Properties or the Exchange Owning Entities and which will impose an obligation on the Exchange Owning Entities after the Closing other than the contracts listed on Schedule 3.1(t) attached hereto (the "Service Contracts"). None of the Exchange Owning Entities has entered into any contracts or agreements which will be binding on the Exchange Owning Entity after closing and which require an annual payment by the Exchange Owning Entity in excess of $50,000, other than the Leases, Anchor Documents, Ground Leases, Loan Documents, Exchange Partnership Documents, Permitted Exceptions, Service Contracts, the Woodfield Management Agreement, and any contract or agreement which may be terminated on thirty (30) days or less notice. Except for the existing management agreements for the Exchange Properties (all of which, except for the Woodfield Management Agreement, will be terminated at closing), there are no contracts or agreements between the Exchange Owning Entities and the Company or any Affiliate thereof which could not be terminated without penalty or premium upon the request of GMPTS.

      (u) Except as identified on Schedule 3.1(u) attached hereto, and except for defaults cured on or before the date hereof, neither the Company nor any Exchange Owning Entity has (i) received any written notice from any Anchor Party, CalPERS, any lender under the Loan Documents, or any landlord under a Ground Lease asserting that the Exchange Owning Entity or the Company is in default under such Lease, Anchor Document, Exchange Partnership Documents, Loan Documents, or Ground Lease, as the case may be, or (ii) sent to any such party any written notice asserting that such party is in default under such document. No written notice has been received by the Company or any Exchange Owing Entity from any Anchor Party who is open and operating on the date hereof stating that such Anchor Party intends to cease operation (other than temporarily due to casualty, remodeling, renovation, relocation, or similar causes) at an Exchange Property.

      (v) None of the Exchange Owning Entities has received any written notice of default under any of the Service Contracts which remains uncured except as listed on Schedule 3.1(v) attached hereto.

      (w) In order to transfer the Company's partnership interests in the Exchange Owning Entities to NewCo and NewCo Two and to transfer all of the Membership Interests therein to GMPTS without in and of itself causing (or with the giving of notice or lapse of time, or both, resulting in) a breach of or default under, or triggering (or with the giving of notice or lapse of time, or both, triggering) any significant rights in a third party, including any rights of first offer or rights of first refusal under, any of the Leases, Anchor Documents, Ground Leases, or the Loan Documents, the only conditions which must be satisfied or consents received are set forth on Schedule 3.1(w) attached hereto.

      (x) Except as described on Schedule 3.1(x), there is no (i) violation of Environmental Law at a Property for which the Owning Entity or the Company is liable, or (ii) condition at a Property which the Owning Entity is required under Environmental Law to remediate.

      (y) The total  Estimated  Deferred  Maintenance  and Repair  Costs for the
Exchange Properties is equal to GMPTS's Percentage Interest of the total Estimated Deferred Maintenance and Repair Costs for the Portfolio Properties.

      (z) There is no exception to title or title defect with respect to any of the Properties which is not a Permitted Exception.

      (aa) The minimum rents for the Portfolio Properties deemed to be in place as of January 1, 1998, which were used by the parties in the determination of the Relative Value of the Portfolio Properties were based upon leases in place and modified for anticipated new leases or lease terminations. The 1998 forecasts which were used for determining the Relative Valuation of the Portfolio Properties were determined by the Company in accordance with the method of preparing previous mid-year forecasts prepared by the Company in the ordinary course of business, and such forecasts were applied on a uniform basis with respect to all of the Portfolio Properties.

      (bb) The transfers contemplated by this Agreement by the Company will not result in the Company having assets remaining in its hands after the transfers that is an unreasonably small capital for the business in which it is engaged. The Company does not intend or believe that it will incur debts beyond its abilities to pay such debts as they mature.

      (cc) Except as contemplated hereby, neither the execution and delivery by the Company hereof nor the consummation by the Company of the Transaction will conflict with or result in a breach of any provisions of the Partnership
Agreement of the Company; violate or conflict with any regulation, rule, order or administrative position of NYSE, or any other United States national securities exchange on which any class of securities of Taubman Centers, Inc., is listed; or require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority, other than any filings required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), state securities laws ("Blue Sky Laws") (collectively, the "Regulatory Filings"), the Code and any filings required to be made with the Office of the Secretary of the State of Michigan and NYSE or any other national securities exchange on which any class of securities of Taubman Centers, Inc. is listed. The representations and warranties set forth in paragraphs (a) through (w) above are herein referred to as the "Property Representations" and the representations and warranties set forth in paragraphs (x) through (aa) above are herein referred to as the "Relative Representations".

      3.2 Due Diligence. (a) GMPTS shall conduct whatever examinations, inspections, testing, studies and/or investigations (herein collectively called "Due Diligence") of the Exchange Properties as GMPTS may desire. If in GMPTS's reasonable determination, GMPTS believes that any of the Property Representations or the Relative Representations are untrue in any material respect with respect to any one or more of the Exchange Properties, GMPTS may, as its sole and exclusive remedies, (i) in the case of the Relative Representations, timely deliver to the Company the notice described in Section
3.3 and may then proceed under Section 3.3, (ii) in the case of a Property Representation, make a claim under Section 3.4, and/or (iii) in the case described in clause (b) of Section 3.5, proceed under Section 3.5. Except as expressly provided in Section 3.5, GMPTS shall not have any right to terminate or rescind this Agreement for any reason whatsoever, including as a result of GMPTS's Due Diligence or the existence of any untrue Property Representations or Relative Representations, it being understood and agreed that GMPTS's sole and exclusive rights relating to such matters shall be to proceed under Section 3.3,
Section 3.4, Section 3.5, or Article 10.

      (b) The Company has delivered or will deliver to GMPTS the Versar Reports, the Merritt and Harris Reports, and the Title Commitments promptly after receipt by the Company.

The Company shall provide to GMPTS copies of all agreements, work orders, correspondence, and other material relating to the ordering of the Versar Reports and the Merritt and Harris Reports, including all drafts thereof received by the Company. GMPTS shall have the right to accompany the environmental and/or engineering consultant during its site visits.

      (c) If either party believes in good faith that any or all of the Versar Reports were not prepared in a fair and uniform manner with respect to any or all of the Portfolio Properties, such party shall have the right to cause both parties jointly to engage an environmental consultant to perform a new environmental assessment of all of the Portfolio Properties by sending a written notice requesting such action and its reasons therefor to the other party on or before the date which is ten (10) Business Days after (i) in the case of GMPTS, receipt by GMPTS of all of the Versar Reports for the Exchange Properties and
(ii) in the case of the Company, receipt by the Company of all of the Versar Reports for the Retained Properties. Upon receipt of such notice, the parties shall in good faith attempt to agree upon the environmental consultant to perform such new assessment. If the parties do not so agree within five (5) Business Days of such notice, the parties shall direct Versar, Inc. to select a new environmental consultant to perform such new assessment. Any environmental consultant selected by Versar must have experience in investigating properties similar to the Portfolio Properties. The environmental consultant selected in accordance with this paragraph (b) to perform the new assessment is hereinafter referred to as the "New Environmental Consultant". In the event a New
Environmental Consultant is selected as provided above, the New Environmental Report shall be used for purposes of this Article 3.

      (d) If either party believes in good faith that any or all the Merritt and Harris Reports were not prepared in a fair and uniform manner with respect to any or all of the Portfolio Properties, such party shall have the right to cause both parties jointly to engage an engineer to perform a new investigation for all of the Portfolio Properties by sending a written notice requesting such action and its reasons therefor to the other party on or before the date which is ten (10) Business Days after (i) in the case of GMPTS, receipt by GMPTS of all of the Merritt and Harris Reports for the Exchange Properties and (ii) in the case of the Company, receipt by the Company of all of the Merritt and Harris Reports for the Retained Properties. Upon receipt of such notice, the parties shall, in good faith, attempt to agree upon the engineer to perform such investigation. If the parties do not so agree within five (5) Business Days of such notice, the parties shall direct Merritt and Harris to select a new engineer to perform such investigation. Any engineer selected by Merritt and Harris must have experience in investigating properties similar to the Portfolio Properties. The engineer selected in accordance with this paragraph (d) to perform the additional investigation is hereinafter referred to as the "New Engineer." In the event a New Engineer is selected as provided above, the New Engineering Report shall be used for purposes of this Article 3.

      3.3 Adjustment Amount for Untrue Relative Representations. (a) GMPTS and the Company have entered into this Agreement based on the mutual assumption (without investigation with respect to paragraphs (x), (y), and (z) of the Relative Representations) that the Relative Representations are true in all material respects. If, however, on or before the Applicable GMPTS Notice Date, GMPTS identifies any fact or condition (such facts or conditions with respect to paragraphs (x) and (y) of the Relative Representations being limited to the facts and conditions set forth in or reasonably inferable from (a) the Versar Reports or the New Environmental Reports (if any) and/or (b) the Merritt and Harris Reports or the New Engineering Reports (if any)) which it believes in good faith results in any of the Relative Representations with respect to any Exchange Property being untrue in any material respect (other than a fact or condition disclosed in any filings made by the Company with the Securities and Exchange Commission prior to the date hereof, such facts and conditions the parties agree having been taken into account by the parties in determining the relative valuation of the Portfolio Properties), GMPTS shall have the right, one time only with respect to each of the four Relative Representations, to notify the Company in writing of all such matters (which notice shall include reasonable detail thereof) on or before the Applicable GMPTS Notice Date. The Company shall have the right, one time only with respect to each of the four Relative Representations, to notify GMPTS in writing within sixty (60) days after each Applicable GMPTS Notice Date (which notice shall include reasonable detail thereof) of any fact or condition which the Company believes in good faith results in any of the Relative Representations with respect to the Retained Properties being untrue in any material respect (other than a fact or condition disclosed in any filings made by the Company with the Securities and Exchange Commission prior to the date hereof). Upon receipt of such notices, the parties shall use their good faith, commercially reasonable efforts to agree upon whether there are any untrue Relative Representations described in such notices for each Portfolio Property and the cost of correction as established herein (without having to actually incur the cost of such correction) thereof and any reasonably anticipated liabilities to third parties as a result of such facts or conditions. No adjustment shall be made for any alleged untrue Relative Representation which is first asserted by either party after the respective dates set forth above, and any such allegation shall be of no effect hereunder. If the parties are unable to agree upon such amounts within one hundred twenty (120) days of each Applicable GMPTS Notice Date, (i) with respect to paragraphs (z) and (aa) of the Relative Representations either party shall have the right to resolve such dispute by submitting the dispute to binding arbitration in accordance with the then-prevailing rules of the American Arbitration Association sitting in Detroit, Michigan, and (ii) with respect to paragraphs (x) and (y) of the Relative Representations, the environmental consultant and the engineer used by the parties in Section 3.2, respectively, shall determine such amounts, if not previously determined. Any such proceedings must be brought on or before the first anniversary of the Closing Date, failing which neither party shall have any liability under this Section 3.3. The amount so-agreed upon or determined in accordance with this paragraph (a) for each Property is referred to as the "Adjustment Amount" for such Property. The Company shall only have the right to identify matters under paragraph (aa) of the Relative Representations to the extent necessary to off-set amounts claimed by GMPTS under such paragraph (aa). The Company shall only have the right to identify matters under paragraph (z) of the Relative Representations to the extent necessary to off-set amounts claimed by GMPTS under such paragraph (z). The Company shall only have the right to identify matters under paragraphs (x) and/or (y) of the Relative Representations to the extent necessary to off-set amounts claimed by GMPTS under such paragraphs (x) and/or (y).

      (b) The "Applicable GMPTS Notice Date" means (i) with respect to paragraph
(x) of the Relative Representations, September 30, 1998, unless either the Versar Reports recommend additional investigation which the parties are performing or the parties have ordered the New Environmental Reports, in which case such date shall be thirty (30) days after receipt by GMPTS of reasonably sufficient facts and information necessary to reasonably quantify any untrue nature of such paragraph (x) with respect to the Exchange Properties, but in no event later than one hundred eighty (180) days after the Closing Date, (ii) with respect to paragraph (y) of the Relative Representations, thirty (30) days after such receipt of the Merritt and Harris Reports, unless the parties have ordered New Engineering Reports, in which case such date shall be thirty (30) days after receipt by GMPTS of the New Engineering Reports for the Exchange Properties,
(iii) with respect to paragraph (z) of the Relative Representations,  within ten
(10) Business  Days after the Closing  Date,  and (iv) with respect to paragraph
(aa) of the Relative Representations, one hundred eighty (180) days after the Closing Date.

      (c) If the total amount of the Adjustment Amounts for all of the Exchange Properties exceeds GMPTS's Percentage Interest of the total amount of the Adjustment Amounts for all of the Portfolio Properties by more than $5,000,000, then within thirty (30) days of the agreement or determination of the final Adjustment Amounts, the Company shall pay to GMPTS, in the currency described in
Section 3.9, such amount from the first dollar of loss or claim. On the other hand, if the total amount of the final Adjustment Amounts for all of the Retained Properties exceeds the Company's Percentage Interest of the total amount of the Adjustment Amounts for all of the Portfolio Properties, GMPTS shall not owe the Company any amount under this Section 3.3.
      (d) Notwithstanding anything in this Agreement to the contrary, the parties hereby knowingly and voluntarily expressly agree that (1) the sole and only consequence of, or liability of either party for, any untrue Relative Representation or any breach of a Relative Representation shall be for either party to make a claim under this Section 3.3 and to enforce against the other party the obligations of such other party under this Section 3.3 or to proceed under Section 3.5 and (2) the Company shall not be liable for any actual (other than claims under paragraph (c) of this Section 3.3), incidental, consequential, punitive, exemplary, or other damages whatsoever as a result of any untrue Relative Representation or breach of a Relative Representation and no such damages may be claimed under this Agreement and each party hereby absolutely and irrevocably waives, releases, and forever discharges the other party from and against any and all such damages.
      3.4 Untrue Property Representations and Other Representations; Limitation on the Company's Liability. If GMPTS discovers any fact or condition which results in any of the Property Representations or the representations and warranties set forth in paragraphs (bb) and (cc) of Section 3.1 being untrue in any material respect, GMPTS shall promptly notify the Company of such fact or condition, and GMPTS shall in good faith use all commercially reasonable efforts to mitigate any damages resulting therefrom. Subject to the terms and conditions of this Section 3.4 and the remaining Sections of this Article 3, the Company shall be liable to GMPTS for actual damages suffered as a result thereof. Notwithstanding anything in this Agreement to the contrary, (a) the Company shall have no liability to GMPTS for any breach by the Company of any of the Property Representations or the representations and warranties set forth in paragraphs (bb) and (cc) of Section 3.1 unless and until GMPTS's damages from breaches of the Property Representations and/or the representations and warranties set forth in paragraphs (bb) and (cc) of Section 3.1 exceed the total sum of $10,000,000 in the aggregate with respect to all Exchange Properties in which case GMPTS shall be entitled to recover from the Company all of GMPTS's damages in excess of such amount, in the form of currency described in Section 3.9, subject only to the other limitation of liability set forth in this Section 3.4, (b) the Company shall have no liability under this Section 3.4 for any breach of any Relative Representation, and (c) the Company shall not be liable for any punitive, exemplary, incidental, or consequential damages as a result of any breach of a Property Representation or the representations and warranties set forth in paragraphs (bb) and (cc) of Section 3.1.

      3.5 Rejection Conditions. For purposes of this Agreement, it will be deemed a "Rejection Condition" if (a) on the Closing Date, an Exchange Owning Entity does not legally and beneficially own its respective Exchange Property (or in the case of the Hilltop, Stoneridge, and Woodfield Exchange Owning Entities, if the land trustee holding title for the benefit of such Exchange Owning Entities does not own such Exchange Property) or any interest holder in the Exchange Owning Entity that is transferring its partnership interest does not legally and beneficially own that interest, (b) prior to the Closing Date, GMPTS or the Company identifies a fact or condition which existed on the Relative Valuation Date and such fact or condition (i) results in an untrue
Relative Representation (based only on the Merritt and Harris Reports with respect to physical condition and the Versar Reports with respect to environmental matters or the New Engineering Reports or the New Environmental Reports, if and to the extent received on or before the Closing Date) with respect to any Exchange Properties and (ii) results in a reduction of more than the greater of $40,000,000 or 35% of the gross relative value for that Property which was used by the parties when they determined the relative values of the Portfolio Properties, or (c) on the Closing Date, the parties have not satisfied any material condition or obtained any consent which is required prior to transferring the Company's interest in the Exchange Owning Entity to NewCo or transferring the Membership Interest to GMPTS in the manner contemplated by this Agreement; provided, however, in the event any such condition is not satisfied or such consent is not obtained on or prior to the originally scheduled Closing Date, subject to the last paragraph of this Section 3.5, the Company shall have the right to exclude such Exchange Property from the Closing and adjourn the Closing for that Exchange Property for up to 90 days to attempt to satisfy such condition or obtain such consent, and if such condition is not satisfied or such consent is not obtained within such 90 days, GMPTS shall have the right to reject such Exchange Property hereunder. In the event of any delayed closing described in this Section 3.5, the "Closing Date" as used herein with respect to that Property(ies) shall mean the actual date on which the closing of that Property(ies) is consummated. In the event a Rejection Condition exists on the Closing Date with respect to an Exchange Property, subject to the foregoing right to adjourn the Closing for that Exchange Property up to ninety (90) days, GMPTS and the Company shall each have the right to exclude such Exchange Property from this Agreement by delivering written notice to the other on the Closing Date. If either party so excludes an Exchange Property, then with respect to each such excluded Exchange Property:

       (i) In lieu of transferring to NewCo the Company's interest in the Exchange Owning Entity with respect to the excluded Exchange
            Property at the Closing, the Company shall execute and deliver to GMPTS an unsecured note, in the form of Exhibit E attached hereto, with a per annum interest rate of eight percent (8%), a maturity date of three (3) years, prepayable at any time without penalty or premium, and in an amount equal to the agreed value of that Exchange Property as determined by the parties when they determined the Relative Value of the Portfolio Properties, less the outstanding principal balance as of the Closing Date on any secured financings on such Property (and reduced by 50% to reflect the Company's interest in the Exchange Owning Entity in the case of Woodfield); provided, however, if the Rejection Condition resulting in the Property being excluded is set forth in paragraph
            (b) above, the amount of such note shall be reduced by GMPTS's Percentage Interest of such reduction in relative value. The principal balance of any such note shall be deemed satisfied in full upon delivery to GMPTS of the partnership interests in such Exchange Owning Entity which was so excluded within six (6) months from the date of the first Closing, or any time thereafter so long as (1) a material adverse change has not occurred with respect to that Exchange Property and (2) the Company reaffirms the Property Representations as of the date of the delivery of such partnership interest with such changes as are necessary to reflect the then-current facts so long as such facts do not have a material adverse affect on the Property. In addition, if at any time after Closing the Company has the right to deliver such Exchange Property to GMPTS, GMPTS shall have the right to require the Company to transfer such partnership interest to GMPTS in full satisfaction of such note,but in such case, the Company shall not be deemed to have made any Property Representations with respect to such Property and the Company shall have no liability with respect to such Property Representations;

      (ii) The excluded Property will not be used when determining the Adjustment Amounts and no Property Representation or Relative Representations will be deemed made (or breached) with respect to that Property;

      (iii) The amounts set forth in clause (a) of Section 3.4 shall be reduced by a percentage, such percentage being equal to a fraction (expressed as a percentage), the numerator of which is the Relative Value of the excluded Property and the denominator of which is the sum of the Relative Values for all of the Exchange Properties;

      (iv) For all purposes of this Agreement, the excluded Property shall not be deemed to be one of the Exchange Properties; and

      (v) Any debt described on Exhibit B with respect to the excluded Property shall not be assumed by NewCo.

If a Rejection Condition described in clause (c) above exists on the Closing Date with respect to more than two of the Exchange Properties, GMPTS and the Company shall each have the right to terminate this Agreement by delivering written notice to the other on the Closing Date in which case this Agreement shall terminate and be of no further force or effect whatsoever. If a Rejection Condition exists on the Closing Date and either party has delivered notice of such condition to the other on or before the Closing Date with respect to an Exchange Property and such Property is not excluded hereunder, the Company shall have no liability under this Article 3 for any breach or untrue Property Representation or Relative Representation as a result of the existence of the Rejection Condition.

      3.6 Condition of Exchange Properties. Subject to the terms of this Article 3, the Exchange Properties are being transferred in an "AS-IS" condition and "WITH ALL FAULTS" as of the Relative Valuation Date. Except as expressly set forth in this Agreement and in any certificates, documents, and instruments delivered pursuant hereto or executed in connection herewith, no representations, warranties, agreements, assurances, or certifications have been made or are made, and no responsibility has been or is assumed, by the Company or any of the Company Parties as to the Membership Interests, the Exchange Properties, the Exchange Owning Entities or any other fact or matter whatsoever with respect to the Exchange Properties. The parties hereto agree that all undertakings and agreements heretofore made between them or their respective agents or representatives with respect to the subject matter hereof are merged into this Agreement and the Exhibits and Schedules attached hereto and in all certificates, documents and instruments to be delivered pursuant to the terms hereof, which alone fully and completely express their agreement and no party is relying upon any statement or representation made by any other party unless such statement or representation is specifically embodied in this Agreement or in the Exhibits or Schedules attached hereto or in any certificates, documents, and instruments to be delivered pursuant to the terms hereof.

      3.7 Interest. If either party does not pay to the other any consideration owed to the other when due under this Agreement, such party shall pay to the other, in addition to such money or consideration owed, interest thereon at the per annum rate set forth in Section 11.4(c) from the date such money or consideration is owed until the date such money or consideration has been paid.

      3.8 GMPTS's Knowledge Regarding Required Consents. To the extent that GMPTS or any GMPTS Party, has actual knowledge on or prior to the Closing Date of any fact or condition which would result in the Property Representation set forth in paragraph (w) of Section 3.1 being untrue, GMPTS shall promptly (but in any event prior to the Closing) notify the Company in writing of such fact or condition. If GMPTS or any GMPTS Party has any such knowledge and GMPTS closes the Transaction, the Company shall not be deemed to have breached the Property Representation set forth in paragraph (w).

      3.9 Currency.  If the Company has any financial obligations to GMPTS under
Section 3.3 or Section 3.4, such obligations shall be satisfied (i) first, by the Company paying to GMPTS cash, up to the maximum amount of $35,000,000, (ii) next, by the Company executing and delivering to GMPTS an unsecured note, in the form of Exhibit E, with a per annum interest rate of eight percent (8%), a maturity date of three (3) years, prepayable at any time without penalty or premium, and up to the maximum amount of $35,000,000, (iii) next, in the form of units of partnership interest in the Company up to the maximum amount of $25,000,000, assuming the value of each such unit is equal to the average NYSE closing price of the shares of common stock of Taubman Centers, Inc. for the 60 Business Days preceding the date the final Adjustment Amount is determined, in the case of adjustment under Section 3.3, and on the date the amount is agreed upon or otherwise determined in accordance with Section 3.3 in the case of any payment due by the Company under
Section 3.4, and (iv) the remainder thereof by the Company executing and delivering to GMPTS an unsecured note in the form of Exhibit E hereto, with a per annum interest rate of eight percent (8%), a maturity date of three (3) years, and prepayable at any time without penalty or premium. In connection with the delivery of any units of partnership interest in the Company delivered pursuant to this Section 3.9, the Company shall deliver to GMPTS a written designation identifying GMPTS as a "Designated Offeree" under the Amended and Restated Continuing Offer, effective September 30, 1997, made by Taubman Centers, Inc., subject to the terms and conditions thereof and entitled to the benefits thereof as a Designated Offeree. Notwithstanding such designation, GMPTS and each Existing Holder shall nevertheless continue to be subject to the Existing Holder Limit or Ownership Limit, whichever is applicable, under the Articles of Incorporation for Taubman Centers, Inc.

      3.10 Survival of the Representations and Warranties. The Relative Representations shall survive only as is provided in Section 3.3. The Property
Representations shall survive the Closing and not be merged therein until the date which is one hundred eighty (180) days after the Closing Date (the "Expiration Date"), and the Company shall only be liable to GMPTS hereunder for a breach of a Property Representation with respect to which a written claim (including good faith reasonable detail thereof) is made by GMPTS against the Company on or before the Expiration Date (a "Contested Matter"). On the Expiration Date, all liability for breaches of the Property Representations shall automatically expire, except with respect to a Contested Matter, in which case the liability, if any, with respect to a Contested Matter shall survive, solely with respect to or related to the claim so alleged, until the first (1st) anniversary of the Closing Date, at which time the Company's liability with respect thereto shall automatically expire unless GMPTS has filed a lawsuit with respect to the Contested Matter prior to such first (1st) anniversary, and if such lawsuit is filed, the Company's liability with respect to the Contested Matter shall survive until a final adjudication (i.e., an adjudication with respect to which the time for taking all appeals as of right has lapsed or with respect to which no further appeal is legally available) of the Contested Matter, at which time the liability or absence thereof with respect thereto shall be conclusively established.


            ARTICLE 4 - PRORATIONS, EXPENSES, COSTS, AND TAX RETURNS

      4.1 Proration. (a) As used herein, the following terms shall have the following meanings:

      (i) "Balance Sheets" means the balance sheets which are used as the basis for the Company's filings with the Securities and Exchange Commission, prepared in accordance with GAAP applied consistently with the Company's year end balance sheets in all material respects.

      (ii) "Entity Working Capital" means the Company's share, based on its ownership interest, of working capital in each Owning Entity determined by subtracting the Company's share of liabilities (excluding all secured and unsecured debt and deferred income) from the Company's share of assets (excluding mall facilities, residual property and improvements, land leases and deferred charges), all as shown on the Balance Sheets for the Owning Entities.

      (iii) "TTC Working Capital" means the Company's share, based on its ownership interest, of working capital in the Manager determined by subtracting total liabilities (excluding notes payable) from total assets (excluding property and equipment), all as shown on the Manager's Balance Sheet.

       (iv) "Company Working Capital" means (based on the Company's books prior to consolidation of controlled entities including the Owning Entities and the Manager) the Company's working capital determined by subtracting total liabilities (excluding all secured and unsecured debt, distributions to centers in excess of net income of unconsolidated Joint Ventures, and the amount accrued in 1992 relating to the Cash Tender Agreement) from the Company's total assets (excluding notes receivable and deferred charges), all as set forth on the Company's Balance Sheet.

      (b) The parties shall pro rate the Entity Working Capital, the TTC Working Capital, and the Company Working Capital in the manner set forth herein, based on the balance sheets as of the end of the month prior to the month in which the Closing occurs. No adjustment will be made for any time period which may have elapsed between such prior month end and the Closing Date, in as much as GMPTS will be obtaining, through the Membership Interests, all working capital in the Exchange Owning Entities which has accumulated after such month end and prior to closing by virtue of the transfers of the partnership interests to NewCo and

NewCo Two as set forth herein. Likewise, the Company shall not pay any pro rated or full distribution to GMPTS in respect of the Exchange Units for the month in which the Closing occurs, and any distribution so made shall be returned to the Company. However, any amounts distributed by the Exchange Owning Entities to their partners on or after the first day of the month in which the Closing occurs shall be returned to the Exchange Owning Entity.

      (c) If based on such Balance Sheets, GMPTS's beneficial interest in the Entity Working Capital for all of the Exchange Owning Entities exceeds GMPTS's Percentage Interest of the sum of the Entity Working Capital for all of the Portfolio Properties, the TTC Working Capital, and the Company Working Capital, GMPTS shall pay to the Company such excess. On the other hand, if GMPTS's beneficial interest in the Entity Working Capital for all of the Exchange Owning Entities is less than GMPTS's Percentage Interest of the sum of the Entity Working Capital for all of the Portfolio Properties, the TTC Working Capital, and the Company Working Capital, the Company shall pay to GMPTS, such short fall. In each case, the amount owed to either party shall be adjusted as provided in paragraph (b) above, if applicable.

      (d) Changes in the Company's unsecured debt balances at the previous month's end that occurred after July 31, 1998 shall result in a reallocation of debt. Increases in the unsecured debt balance between July 31, 1998 and the previous month's end due to borrowing related to pre-development projects and projects under construction (i.e., Great Lakes and MacArthur) shall be excluded from the debt balance to be reallocated.

      (e) All amounts due to a party under this Section 4.1 shall be calculated and paid on the Closing Date, unless such amounts are not known on the Closing Date, in which case such amounts shall be determined as soon as practical after the Closing Date and paid to the appropriate party within five (5) Business Days of determination of the amount due, together with interest thereon at the per annum rate set forth in Section 11.4(c) from the Closing Date until the date paid.

      4.2 Fees and Expenses. (a) GMPTS shall be responsible for the payment of the fees and expenses of its own legal counsel and financial advisors incurred in connection with the transactions contemplated by this Agreement.

      (b) GMPTS will  reimburse the Company for GMPTS's  Percentage  Interest of
(i) the fees of Morgan Stanley Dean Witter for services provided to the Company in connection with the Transaction, including (to the extent not previously paid) the work on behalf of the strategic planning special committee established by the partnership committee of the Company, (ii) the costs, expenses,and premiums and/or other payments incurred by the Company in connection with the Tender Offer or the Defeasance, including the fees of Morgan Stanley Dean Witter, up to the maximum aggregate amount of $50,000,000, and obtaining the Assumed Bridge Loan and the Retained Bridge Loan, and in connection with the entering into of this Agreement, and (iii) the reasonable fees of legal counsel for the Company for services rendered to the Company in connection with this Agreement and the transactions contemplated herein including the completion of the Tender Offer or Defeasance and subsequent refinancings prior to Closing.

      (c) GMPTS shall reimburse the Company for GMPTS's Percentage Interest of all of the severance and other employee related documented costs and expenses and all of the documented restructuring costs and expenses incurred by the Manager as a result of the Transaction prior to the second (2nd) anniversary of the Closing Date, including all employees' retention bonuses and payments up to a maximum amount equal to GMPTS's Percentage Interest of $18,000,000.

      (d) GMPTS shall reimburse the Company for GMPTS's Percentage Interest of any and all transfer taxes, revenue stamps, and similar taxes and fees, fees to lenders and lenders' counsel (including, without limitation, in connection with the allocation of debt to the Exchange Properties and the obtaining of any releases), the costs of obtaining any necessary consents, the costs of transferring the trademarks, logos, and names described in the proviso of Recital C above, and any and all other costs relating to the redemption of the Exchange Units.

      (e) GMPTS shall be solely responsible for and shall pay for all costs and expenses of any title insurance commitment, reports, or policies with respect to the Exchange Properties, including the Title Commitments.

      (f) GMPTS shall reimburse the Company for GMPTS's Percentage Interest of all costs and expenses of obtaining the Surveys, Versar Reports, the New
Environmental Reports (if any), Merritt and Harris Reports, and the New Engineering Reports (if any), which have been commissioned in connection with the Transaction.

      (g) GMPTS shall be solely responsible for any other due diligence cost or expense with respect to the Exchange Properties, and the Company shall be solely responsible for all such costs and expenses with respect to the Retained Properties.

      With respect to any fees or costs described above which are to be shared by the parties, the Company shall pay such fees and expenses and GMPTS shall reimburse the Company for its Percentage Interests of such fees and expenses promptly upon request therefor by the Company.

      4.3 Costs if Agreement Terminates. If this Agreement is terminated for any reason, GMPTS shall be responsible for the payment of its fees and expenses described in paragraphs (a) and (g) of Section 4.2 and the Company shall be responsible for the payment of all other costs and expenses described in Section
4.2. Notwithstanding anything contained herein to the contrary, the provisions of this Section 4.3 shall survive any termination of this Agreement.

      4.4   Survival.  The provisions of this Article 4 shall survive Closing.

                             ARTICLE 5 - TAX MATTERS

      5.1 Profits and Losses of Partnership Prior to Closing. The parties confirm that the profits and losses of the Company for the period from January 1, 1998, through the Closing Date shall be allocated for tax reporting purposes pursuant to the applicable provisions of the Partnership Agreement. After the Closing Date, (a) the Company shall continue to provide GMPTS with full access to such additional financial and operating data of the Company and other information as may be reasonably required in connection with the assets and liabilities being assumed by GMPTS, provided, however, that GMPTS shall provide reasonable advance notice to the Company of its need or desire for such access and provided, further, that GMPTS shall pay for the cost and expense of any copies made of such information, and (b) GMPTS shall continue to provide the Company with full access to such additional financial and operating data with respect to the Exchange Properties and other information as may be reasonably required by the Company, provided, however, that the Company shall provide reasonable advance notice to GMPTS of its need or desire for such access and provided, further, that the Company shall pay for the cost and expense of any copies made of such information. Neither party shall be obligated to retain any such information after the date on which such information would no longer be retained under its normal document retention program.

      5.2 Tax Returns. The Company and GMPTS will cooperate with each other in providing and preparing such information and item described in Section 5.1, including any relating to the Properties, as may be required in order to timely prepare and deliver Tax Returns and other similar items after the Closing Date. In connection therewith, the Company shall prepare the applicable 1998 Tax Returns of the Company, and GMPTS shall pay to the Company GMPTS's Percentage Interest of the cost and expense incurred by the Company in preparing such Tax Returns promptly upon request of the Company. The Company shall also prepare and file all Tax Returns of each Exchange Owning Entity which are due to be filed after the Closing Date for any period that ends on or before the Closing Date. The Company shall permit GMPTS to review and comment on the Company's 1998 Tax Returns and on all other Tax Returns prepared by the Company prior to filing. GMPTS shall comment to the Company in an expeditious manner. GMPTS shall pay the Company GMPTS's Percentage Interest of the reasonable costs and expenses incurred by the Company in preparing all such Tax Returns promptly upon request of the Company. GMPTS shall prepare and file, in a manner consistent with all returns for prior periods, all Tax Returns not heretofore filed of each Exchange Owning Entity for tax periods that begin before the Closing Date and end after the Closing Date, and the Company shall pay GMPTS the Company's Percentage Interest of the reasonable costs and expenses incurred by GMPTS in preparing such Tax Returns promptly upon the request of GMPTS. GMPTS shall permit the Company to review and comment on all such tax returns prepared by GMPTS prior to filing. The Company shall comment to GMPTS in an expeditious manner.

      5.3 Cooperation. The Company and GMPTS shall cooperate fully in the filing of Tax Returns pursuant to this Article and any audit, litigation or other proceeding with respect to such Tax Return or Taxes.

      5.5   Survival.  The provisions of this Article 5 shall survive Closing.


                               ARTICLE 6 - CLOSING

      6.1 Closing. The transfer and redemption of the Exchange Units and the transfer of the Membership Interests (the "Transaction") shall occur (the "Closing") at the offices of the Company located at 712 Fifth Avenue, New York, New York, at 12:00 p.m. Detroit time on the fifth (5th) Business Day after the condition precedent set forth in paragraph (c) of Section 7.1 has been satisfied or waived, but in no event before September 30, 1998, or after the first (1st) anniversary of the date hereof. The date on which the Closing occurs is herein referred to as the "Closing Date".

      6.2 The Company's Closing Deliveries. At the Closing, the Company shall deliver or cause to be delivered to GMPTS the following:

      (a) Assignment of Membership Interest. A duly executed assignment of the Membership Interests to GMPTS in the form of Exhibit F attached hereto (the "Assignment of Membership Interest").

      (b) An Amendment to Certificate of Limited Partnership. An Amendment to the Certificate of Limited Partnership of the Company evidencing the withdrawal of GMPTS from the Company in the form of Exhibit G attached hereto (the "Certificate of Amendment").

      (c) Certificate Updating Representations and Warranties. A certificate updating the representations and warranties of the Company set forth in Section 8.2 as of the Closing Date in the form of Exhibit H attached hereto.

      (d) Legal Opinion. A legal opinion of the Company's counsel opining as to the due authorization, execution, and delivery by the Company of this Agreement and all documents and agreements to be executed and delivered by the Company to GMPTS hereunder, in the form of Exhibit I attached hereto.

      (e) Non-Foreign Status Affidavit. A non-foreign status affidavit from the Company in the form required by Section 1445 of the Internal Revenue Code, in the form of Exhibit J attached hereto.

      (f) Evidence of Authority. A certificate of the Secretary of the Company with respect to the authority to act on behalf of the Company of the individual executing on behalf of the Company this Agreement and all documents and agreements contemplated by this Agreement to be delivered by the Company and the Company's authorization to consummate the Transaction, in the form of Exhibit K attached hereto.

      (g) Directions to Distribute Trust Assets. Copies of the Directions to Distribute Trust Assets from the Company to the trustees of the TRG Trust, the TRG Trust II, the TRG Trust IV, and the TRG Trust XIII in the form of Exhibits L-1, L-2, L-3, and L-4, respectively.

      (h) Original Documents. Constructive possession of originals or, if originals are not available, copies, of the Leases, the Anchor Documents, the Loan Documents, the Exchange Partnership Documents, the Ground Leases, and Service Contracts shall be delivered to GMPTS by the Company leaving the same in the possession and control of the Manager.

      (i) Exchange Properties Documents. Constructive possession of the following, to the extent in the possession or control of or reasonably available to the Company or the Manager, shall be delivered by the Company leaving the same in the possession and control of the Manager or at the Property: (i) the original (or, if unavailable, a copy) of the existing certificate or certificates of occupancy, licenses, permits, authorizations and approvals issued for or with respect to the Exchange Properties by governmental authorities having jurisdiction, and (ii) all books, records and files (other than Confidential Information) located at the Exchange Properties or at the office of the Company or the Manager relating solely to the Exchange Properties and the ownership and operation thereof.

      (j) Property Management Agreement. The separate Property Management Agreements (the "Property Management Agreements") to be entered into by GMPTS and the Manager in the form of Exhibit M attached hereto for each Wholly-Owned Exchange Entity.

      (k) Transfer Tax Affidavits. Transfer tax affidavits and returns where required, in the form of Exhibit N attached hereto.

      (l) Proration. The proration in favor of GMPTS under Section 4.1, if any.

      (m) Certificate of Formation of NewCo and NewCo Two. Certified copies of the Certificate of Formation of NewCo and NewCo Two, which Certificates of Formation shall be in the form of Exhibit O-1 and Exhibit O-2, respectively.

      (n) Good Standing of NewCo and NewCo Two. Certificates of Good Standing for NewCo and NewCo Two.

      (o) Amendment to Certificates of Formation. Amendments to the Certificates of Formation of NewCo and NewCo Two evidencing the transfer of the Membership Interests to GMPTS, in the form of Exhibit P-1 and P-2, respectively.

      (p) Assignments of Partnership Interests. Copies of the Assignments of Partnership Interests pursuant to which NewCo acquired its interests in the Exchange Owning Entities, which Assignments of Partnership Interests shall be in the form of Exhibit Q attached hereto.

      (q) Consents. Copies of any releases, assumptions, novations, consents, approvals, or waivers obtained by the Company with respect to the Transaction.

      (r)   Estoppels.  Copies of all estoppel certificates described in Section
            9.2.3 which have been received by the Company as of the Closing Date and not previously delivered to GMPTS.

      (s) Amended and Restated Partnership Agreements. At the Closing but prior to the transfer of the Membership Interests to NewCo and NewCo Two, the Company shall amend and restate the Exchange Owning Documents for the Wholly- Owned Exchange Entities in the form of
            Schedule 6.2(s) attached hereto, and shall deliver copies thereof to GMPTS.

      (t)   Other Documents. Such other documents as may be reasonably requested
            by  GMPTS,   provided  such  documents  do  not,  in  the  Company's
            judgement, impose any material cost or liability upon the Company.

      6.3 GMPTS's Closing Deliveries. At the Closing, GMPTS shall deliver or cause to be delivered to the Company the following:

      (a) Assignment Separate from Exchange Units. A duly executed assignment of the Exchange Units to the Company in the form of Exhibit R attached hereto.

      (b) Certificate of Exchange Units. The original Certificate Nos. 31 and 35 representing the Exchange Units.

      (c) Amendment to Certificate of Limited Partnership. The Certificate of Amendment.

      (d)   Confirmation  of  Withdrawal.   A  confirmation  of  withdrawal  and
            acknowledgement of the redemption of the Exchange Units in the form of Exhibit S attached hereto.

      (e) Certificate Updating Representations and Warranties. A certificate updating the representations and warranties of GMPTS set forth in
            Section 8.1 as of the Closing Date in the form of Exhibit T attached hereto.

      (f) Assumption and Agreement from NewCo and NewCo Two. A duly executed Assumption Agreement in the form of Exhibit U from NewCo, NewCo Two, and GMPTS.

      (g) Legal Opinion. A legal opinion of GMPTS's counsel opining as to the due authorization, execution, and delivery by GMPTS of this Agreement and all documents and agreements to be executed and delivered by GMPTS to the Company hereunder, in the form of Exhibit V attached hereto.

      (h)   Consents  and  Releases.   Copies  of  any  releases,   assumptions,
            novations, consents, approvals, or waivers obtained by GMPTS with respect to the Transaction.

      (i) Acceptance of Assignment of Membership Interest. A duly executed acceptance of the Assignment of Membership Interest in the form of Exhibit F attached hereto.

      (j) Evidence of Authority. A certificate of the Secretary of the GMPTS Corporation with respect to the authority to act on behalf of GMPTS of the individual executing on behalf of GMPTS this Agreement and all documents and agreements contemplated by this Agreement to be delivered by GMPTS and GMPTS's authorization to consummate the Transaction, in the form of Exhibit W attached hereto.

      (k) Transfer Tax Affidavits. Transfer tax affidavits and returns where required, in the form of Exhibit N attached hereto, together with evidence of payment of all amounts due thereunder.

      (l)   Property Management Agreements.  The Property Management Agreements.

      (m) Termination of Rights Under Cash Tender. A surrender and termination of all of GMPTS's rights under the Cash Tender, in the form of
            Exhibit X attached hereto.

      (n) Resignation of Board and Partnership Committee Seats. A resignation in the form of Exhibit Y attached hereto from the individuals appointed or elected by GMPTS holding seats on the Company's partnership committee and the Taubman Centers, Inc.'s board of directors.

      (o) Proration. The proration in favor of the Company under Section 4.1, if any.

      (p) Other Documents. Such other documents as may be reasonably required by the Company, provided such documents do not, in GMPTS's judgment, impose any material cost or liability upon GMPTS.

      6.4   Survival.  The provisions of this Article 6 shall survive Closing.


                        ARTICLE 7 - CONDITIONS TO CLOSING

      7.1 Conditions Precedent to the Company's Obligations. The Company's obligation to redeem the Exchange Units and to transfer the Membership Interests hereunder is conditioned upon the satisfaction of all of the following conditions:

      (a) The due performance in all material respects by GMPTS of the undertakings and agreements to be performed by it under Article 6; and

      (b) The truth in all material respects of each representation and warranty made in Section 8.1 of this Agreement by GMPTS at the time as of which the same is made and as of the Closing Date; and

      (c) On or before the first (1st)  anniversary  of the date hereof,  either
(i) the completion of the tender offer (the "Tender Offer") for the unsecured, senior notes of the Company issued pursuant to that certain Amended and Restated Indenture dated March 4, 1994, by and between the Company as issuer, and Chemical Bank, as trustee, such that a sufficient number of note holders consent to the amendment of such Indenture to eliminate or modify the covenants contained therein which would be breached by the consummation of the transactions contemplated by this Agreement or (ii) the "covenant defeasance" of all such debt (the "Defeasance"). The Company shall use its best efforts to complete the Tender

Offer or Defeasance successfully; provided, however, that the Company shall not be obligated (but may, in its sole discretion elect) to complete the Tender Offer or Defeasance if the cost of doing so exceeds $50,000,000, excluding amounts due and owing on such notes.

      7.2 Conditions Precedent to GMPTS's Obligation. GMPTS's obligations to transfer the Exchange Units to the Company and to accept the Membership
Interests in redemption of the Exchange Units is conditioned upon the satisfaction of all of the following conditions:

      (a) The due performance in all material respects by the Company of the undertakings and agreements to be performed by it under Article 6; and

      (b) The truth in all material respects of each representation and warranty made in Section 8.2 of this Agreement by the Company at the time as of which the same is made and as of the Closing Date.

      7.3 Injunction. If a court of competent jurisdiction has issued a temporary restraining order or an injunction enjoining either or both of the parties hereto from closing the entire Transaction, the Closing shall be suspended until such time as the litigation in which the order or injunction arises is resolved; provided, however, if the parties hereto are still prevented by an injunction from consummating the entire Transaction on the first anniversary of the date hereof, this Agreement shall automatically terminate and be of no further force or effect whatsoever without notice or other action of either party, and neither party shall have any liability to the other following such termination.

      7.4 Waiver of Failure of Conditions Precedent. At any time or times on or before the earlier of the date specified above for the satisfaction of any condition or the Closing Date, the Company or GMPTS may elect in writing to waive the benefit of any such condition set forth in Section 7.1 (except for subparagraph (c)) or Section 7.2, respectively. By closing the Transaction, the Company and GMPTS shall be conclusively deemed to have waived the benefit of any remaining, unfulfilled conditions set forth in Section 7.1 or Section 7.2, respectively, except for any breach of any representation or warranty or any default or other breach hereunder. In the event any of the conditions set forth in paragraphs (a) and (b) of Sections 7.1 or 7.2 are neither waived nor fulfilled on or before the Closing Date, GMPTS or the Company (as appropriate) may suspend its obligation to Close by written notice to the other on or prior to the Closing Date and pursue its remedies under Article 10. In the event that the condition set forth in paragraph (c) of 7.1 is not satisfied prior to the first (1st) anniversary of the date hereof, then this Agreement shall automatically terminate and be of no further force or effect on the first (1st) anniversary of the date hereof.

      7.5 No Other  Conditions  to  Closing.  Except as  expressly  set forth in
Section 7.1, Section 7.2, or Section 7.3, there are no conditions to Closing and no event or occurrence arising before or after the Relative Valuation Date shall be a condition to Closing or allow either party to terminate this Agreement, including any casualty, destruction, condemnation, or adverse change with respect to any of the Portfolio Properties.


                   ARTICLE 8 - REPRESENTATIONS AND WARRANTIES

      8.1 GMPTS's Representations and Warranties. GMPTS represents and warrants to the Company as follows as of the date hereof:

      (a) GMPTS is the record and beneficial owner of the Exchange Units, free and clear of any Encumbrances. At the Closing, the Company will receive good and marketable title to the Exchange Units, free and clear of any Encumbrances. Except for this Agreement and the Partnership Agreement, there are no other contracts, agreements, understandings, arrangements, securities, or commitments of any nature to which GMPTS is a party relating to the sale, purchase, redemption, conversion, exchange, or transfer of any of the Exchange Units except for a certain Cash Tender Agreement, dated November 30, 1992, among the Company, Taubman Centers, Inc., GMPTS, and others (the "Cash Tender"). Except for the Exchange Units, GMPTS owns no units of partnership interest in the Company and has no option, contract, or other agreement to purchase any units of partnership interest in the Company.

      (b) GMPTS is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware and has made all filings and recordings necessary to exist, operate, and do business under all applicable Laws and has the power and authority to own, operate, and lease its properties, to carry on its business as currently conducted, and to execute, deliver, and perform this Agreement and any other documents or instruments delivered by it pursuant to or in connection with this Agreement.

      (c) The execution, delivery, and performance by GMPTS of this Agreement and all other documents and instruments required to be delivered by GMPTS pursuant to this Agreement have been duly and validly authorized by all necessary actions of GMPTS and its general partners (none of which actions have been modified or rescinded, and all of which actions are in full force and effect).

      (d) This Agreement constitutes, and when delivered, all other documents and instruments required to be delivered by GMPTS pursuant to this Agreement will constitute, legally valid and binding obligations of GMPTS, enforceable against GMPTS in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances), reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally.

      8.2 The Company's Representations and Warranties. The Company represents and warrants to GMPTS as follows as of the date hereof:

      (a) The Company is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware and has made all filings and recordings necessary to exist, operate, and do business under all applicable law and has the partnership power and authority to own, operate, and lease its properties, to conduct its business as currently conducted, and to execute, deliver, and perform this Agreement and any other documents and instruments delivered by it pursuant to or in connection with this Agreement.

      (b) The execution, delivery, and performance by the Company of this Agreement and all other documents and instruments required to be delivered by the Company under this Agreement have been duly and validly authorized by all necessary actions of the Company (none of which actions have been modified or rescinded, and all of which actions are in full force and effect).

      (c) This Agreement constitutes, and when delivered, all other documents and instruments required to be delivered by the Company pursuant to this Agreement will constitute, legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency (including all laws relating to fraudulent conveyances), reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally.

      (d) The Company is the record and beneficial owner of the Membership Interests, free and clear of all Encumbrances. At the Closing, GMPTS will receive good and marketable title to the Membership Interests, free and clear of any Encumbrances.

      (e) The only assets and direct liabilities of NewCo are as shown on Exhibit Z-1 attached hereto and the only assets and direct liabilities of NewCo Two are as shown on Exhibit Z-2 attached hereto.


                              ARTICLE 9 - COVENANTS

      9.1 GMPTS's Covenants. GMPTS hereby covenants with the Company as follows:

            9.1.1 Confidentiality.  At  al l times  GMPTS  and  its  affiliates, advisors, and agents shall keep secret and retain in strictest confidence and shall not use for the benefit of itself or others, all non-public information, including customer lists, supplier lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, or technical policies (collectively, "Confidential Information") pertaining to the Retained Properties; provided, however, that the term Confidential

Information shall not be deemed to include information that was or becomes generally available to the public other than as a result of disclosure by GMPTS or any GMPTS Party. The prohibition against disclosure of Confidential Information shall survive the Closing and the restrictive covenants contained in this Section 9.1.1 shall not terminate until such Confidential Information ceases to be Confidential Information as defined herein. The parties hereto acknowledge and agree that the Company may suffer irreparable harm from a breach by GMPTS or any of its affiliates, advisors, or agents, of any of the covenants or agreements contained herein. In the event of an alleged or threatened breach by GMPTS or any of its affiliates, advisors, or agents of any of the provisions of this Section 9.1.1, the Company or its successors or assigns may, in addition to all other rights or remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions hereof. The provisions of this Section 9.1.1 shall survive Closing as and to the extent not terminated by this Section. GMPTS shall have no liability under this Section as a result of any disclosure of any Confidential Information by the Manager.

            9.1.2 Approvals not a Condition to GMPTS's Performance. GMPTS acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon GMPTS's ability to obtain any approval or consent of any party unrelated to the Exchange Property, except as otherwise expressly provided herein.
            9.1.3 Board and Partnership Committee Seats. At Closing, GMPTS shall resign the seats held by it on the Partnership Committee of the Company and on the Board of Directors of Taubman Centers, Inc.
      9.2 The Company's Covenants. The Company hereby covenants with GMPTS as follows:

            9.2.1 Management, Maintenance, and Operation of Exchange Properties Prior to Closing. Between the date hereof and the Closing Date, the Company shall, unless otherwise directed in writing by GMPTS:

      (a) cause the Exchange Properties and the Exchange Owning Entity to be managed, maintained, and operated in a manner consistent with the
      Company's past practices with respect to the Exchange Properties; (b) cause each Exchange Owning Entity to continue to offer the Exchange Property for lease in the ordinary course of business consistent with the past practices of the Exchange Owning Entity and the Company shall keep GMPTS informed as to the status thereof prior to the Closing Date; (c) not do nor allow any Exchange Owning Entity to do any of the following without the prior written consent of GMPTS, which consent shall not be unreasonably withheld or delayed:

            (i) modify, amend, or terminate any of the Exchange Partnership Documents, Ground Leases, Anchor Documents, or Loan Documents;

            (ii) grant or consent to any new encumbrances, easement, lien, or restriction covering the Exchange Properties which will survive the Closing excluding (but subject to Section 9.2.1(b) and 9.2.1(c)(i)) any new leases or modifications of leases;

            (iii) remove any equipment or other items of personal  property from the Exchange Properties excluding any such removal in the ordinary course of business (provided such property is, if needed, replaced with substantially similar property); or

            (iv) incur any debt other than trade payables or fail to pay any creditor when due.

      (d) keep its existing insurance coverage (or substantially similar coverage) current and in full force and effect with respect to each of the Exchange Properties.

In addition, if the consent of the Exchange Owning Entity is required under any existing management agreement with respect to any Exchange Property, the Company shall obtain the consent of GMPTS with respect to such matter.

           9.2.2 Access to Exchange Properties. All requests by GMPTS for access to information pursuant to this Agreement shall be submitted or directed exclusively to an individual to be designated by the Company. At any time prior to Closing, the Company shall allow GMPTS or GMPTS's representatives access to the Exchange Properties upon reasonable prior notice at reasonable times provided such access does not interfere with the operation of the Exchange Properties or the rights of tenants, Anchor Parties, partners, or customers in any material respect. In addition, the Company shall direct the Manager to give or otherwise make available to GMPTS, its attorneys, agents and/or representatives all books, records, files and other writings in the Manager's possession related in any material way to the use, ownership or operation of the Exchange Properties, excluding any Proprietary Materials.

            9.2.3 Estoppels. The Company shall use its commercially reasonable efforts to promptly deliver an estoppel certificate to each Tenant leasing in excess of 5,000 square feet of space (individually in any one Exchange Property, or individually and together with its affiliates at all of the Exchange
Properties), Anchor Party, Ground Lessor, and any lender under the Loan Documents, and, if so requested by GMPTS, CalPERS with respect to the Woodfield Exchange Owning Entity and any other third party under an agreement affecting an Exchange Property. The form of the estoppel certificate to be sent to any such party shall be subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. If the estoppel certificate is sent to the Company under a letter conspicuously stating that it shall be deemed approved if not objected to within five (5) Business Days of receipt, then it shall be deemed approved by the Company if it is not objected to within such five (5) Business Day period. The Company agrees to use its commercially reasonable good faith efforts to obtain all such estoppel certificates within ninety (90) days after the date hereof. The Company agrees to send out all such estoppels within twenty-five (25) days of receipt from GMPTS of the approved form. If Closing is delayed with respect to any or all of the Exchange Properties, the Company shall, upon the request of GMPTS, resend any estoppel certificates which GMPTS believes in good faith are stale. The Company shall have no liability under this Section 9.2.3 unless it has failed to use its commercially reasonable efforts to perform its obligations under this
Section 9.2.3.

            9.2.4 Confidentiality. At all times the Company and its affiliates, advisors, and agents, shall keep secret and retain in strictest confidence and shall not use for the benefit of itself or others, all Confidential Information pertaining to the Exchange Properties; provided, however, that the term Confidential Information shall not be deemed to include information that was or becomes generally available to the public other than as a result of disclosure by the Company or any Company Party. The prohibition against disclosure of Confidential Information shall survive the Closing and the restrictive covenants contained in this Section 9.2.4 shall not terminate until such Confidential Information ceases to be Confidential Information as defined herein. The parties hereto acknowledge and agree that GMPTS may suffer irreparable harm from a breach by the Company or any of its affiliates, advisors, or agents of any of the covenants or agreements contained herein. In the event of an alleged or threatened breach by the Company or any of its affiliates, advisors, or agents of any of the provisions of this Section 9.2.4, GMPTS or its successors or assigns may, in addition to all other rights or remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions hereof. The provisions of this Section 9.2.4 shall survive Closing as and to the extent not terminated by this Section.

     9.3 Mutual Covenants. GMPTS and the Company hereby covenant with each other as follows:

            9.3.1 Publicity. Contemporaneously with the execution of this Agreement, the parties shall jointly issue the press release attached hereto as Exhibit AA (the "Approved Press Release"). Thereafter, the Company and GMPTS each hereby covenant that (a) prior to the

Closing neither the Company nor GMPTS shall issue, and the Company and GMPTS shall cause their respective advisors not to issue, any other press release or public statement (a "Press Release") with respect to the Transaction without the prior consent of the other, except to the extent required by Law or the NYSE (and in such event the disclosing party shall provide to the other party in advance any proposed press release or other disclosure and give such other party an opportunity to comment thereon and approve the same, such approval not to be unreasonably withheld) and (b) after the Closing, the Press Release related to the consummation of Transaction issued by either the Company or GMPTS shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld). If either the Company or GMPTS is required by Law or the NYSE to issue any Press Release other than the Approved Press Release, such party shall endeavor to provide to the other at least two (2) Business Days prior to the issuance of the same, a copy of the proposed Press Release for its review. The provisions of this Section 9.3.1 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

            9.3.2 Covenants of the Company and GMPTS; Consents. Between the date of this Agreement and the Closing Date, the parties hereto agree (a) to use their best efforts without having to pay consent fees (i) to obtain all consents, permits, waivers of rights of first offer, first refusal, or otherwise, or approvals from governmental authorities or other third parties and satisfy all of the conditions and obtain all of the consents set forth on
Schedule 3.1(w) or otherwise necessary to consummate and make effective the transactions contemplated by this Agreement, and, if a consent from a third party cannot be obtained or a condition cannot be satisfied, to restructure the Transaction, or a part thereof, to lawfully obviate the need for the missing consent or satisfy the condition in some other way, so long as such restructuring does not impose any material financial obligations on either party unless such party consents to such material financial obligations, (ii) to cause the Closing to occur, and (iii) cooperate in connection with any prepayment of the Stoneridge secured financing which may be required to be made by GMPTS in order to consummate the Transaction; (b) not to take or omit to take any action which would be reasonably likely to cause any condition of closing set forth in Article 7 of this Agreement not to occur; and (c) to cooperate with each other in connection with the foregoing. If a claim or lawsuit is made or filed by any person or entity after Closing alleging that a consent or approval was required to consummate the Transaction and that such consent or approval was not obtained, the parties shall share in accordance with their respective Percentage Interests all losses, costs, liabilities, and damages (including interest, penalties, and reasonable attorneys' fees and disbursements resulting therefrom), notwithstanding the fact that GMPTS may not have the right to seek damages against the Company in such case as a result of the operation of Section 3.8.

                              ARTICLE 10 - DEFAULT

      10.1 Default by GMPTS. If, on the Closing Date, (i) GMPTS is in default of any of its obligations hereunder, or (ii) any of GMPTS's representations or warranties in Section 8.1 are untrue in any material respect, or (iii) the Closing otherwise fails to occur by reason of GMPTS's failure or refusal to perform its obligations hereunder in a prompt and timely manner, then the Company may elect, as its exclusive remedies, to either (a) proceed to close the Transaction and retain all rights and remedies hereunder or at law or in equity against GMPTS or (b) if and only if the default is also the failure of a condition described in Section 7.1, not Close until GMPTS has performed its obligations hereunder and seek specific performance of this Agreement by GMPTS; provided, however, if the Closing has not occurred prior to the first anniversary hereof, the Company shall, at any time thereafter, have the right to terminate this Agreement and sue for damages. In no event shall the Company have the right to terminate this Agreement as a result of any default or breach by GMPTS hereunder, except as provided in the foregoing clause (b).

      10.2 Default by the Company. If, on the Closing Date, (i) the Company is in default of any of its obligations hereunder, or (ii) any of the Company's representations or warranties in Section 8.2 are untrue in any material respect, or (iii) the Closing otherwise fails to occur by reason of the Company's failure or refusal to perform its obligations hereunder in a prompt and timely manner, GMPTS may elect, as its exclusive remedies, to either (a) proceed to close the Transaction and retain all rights and remedies hereunder or at Law or in equity against the Company, or (b) if and only if the default is also a failure of a condition described in Section 7.2, not close until the Company has performed its obligations hereunder and seek specific performance of this Agreement by the Company; provided, however, if the Closing has not occurred prior to the first anniversary hereof, GMPTS shall, at any time thereafter, have the right to terminate this Agreement and sue for damages. In no event shall GMPTS have the right to terminate this Agreement as a result of any default or breach by the Company hereunder, except as provided in the foregoing clause (b).

      10.3 Specific Enforcement. The parties recognize and agree that in the event that the Closing is not consummated in accordance with this Agreement, immediate irreparable injury would be caused for which there would be no adequate remedy at Law. Accordingly, the Company and GMPTS agree that each party will be entitled to injunctive relief to prevent the other party from breaching its obligations under this Agreement and that each party is entitled to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which the party may be entitled, whether at Law or in equity, subject to the terms, conditions, and limitations set forth in this Agreement.

      10.4  Survival.  The provisions of this Article 10 shall survive Closing.

                       ARTICLE 11 - INDEMNITY AND RELEASE

      11.1 Indemnification by the Company. The Company hereby agrees to indemnify, defend, and hold harmless GMPTS and its agents (which for purposes of paragraphs (f) and (g) below expressly include representatives of GMPTS on both the Partnership Committee of the Company and the Board of Directors of Taubman Centers, Inc.), trustees, beneficiaries, contractors, employees, officers, directors, shareholders, partners (excluding the Company), and advisors, and the agents, or trustees, beneficiaries, contractors, employees, officers, directors, shareholders, partners and advisors of any partner of GMPTS, and their respective permitted successors and permitted assigns (collectively, the "GMPTS Parties" and any one of them a "GMPTS Party"), from and against all losses, costs, expenses, liabilities, demands, claims, and damages (including interest, penalties, and reasonable attorneys' fees and disbursements), asserted against, resulting from, imposed upon or incurred by a GMPTS Party, as a result, by reason of, or resulting from:

      (a) any third-party claim relating to the Retained Properties, whether arising, taking place, occurring, or accruing before or after Closing;

      (b) any breach or alleged breach of any obligation owed by any of the entities which own the Retained Properties, whether arising, taking place, occurring, or accruing before or after Closing;

      (c) any breach or alleged breach of any partnership agreement governing any of the entities which own the Retained Properties, whether arising, taking place, occurring or accruing before of after Closing;

      (d) any lawsuit or claim against the Retained Properties or the owners thereof;

      (e) except as provided in Section 4.2(b) with respect to the fees of Morgan Stanley Dean Witter, any claim for a fee, commission or other payment by any investment bank, advisor, broker, or consultant engaged or hired by the Company with respect to this Agreement or the Transaction;

      (f) any matter for which GMPTS or any Company Partnership Committee Member appointed by GMPTS or any director of Taubman Centers, Inc. elected by GMPTS would be indemnified against under Section 6.12 of the Partnership Agreement of the Company as in effect on the date hereof, regardless of whether such Section 6.12 of the Partnership Agreement is hereafter modified, amended or terminated; provided, however, that for purposes of this Section 11.1(f), "GMPTS Parties" shall include only those persons which are entitled to indemnification under Section 6.12 of the Partnership Agreement of the Company as in effect on the date hereof; provided further, however, that for purposes of this Section 11.1(f), GMPTS itself shall be excluded from the term "GMPTS Party", but only to the extent of any amount which would otherwise be due to GMPTS under this Section 11.1(f) as a result of any shareholder or bondholder direct or derivative action, to the extent, but only to the extent, based upon the execution and performance of this Agreement;

      (g) any matter for which GMPTS or any Company Partnership Committee Member appointed by GMPTS or any director of Taubman Centers, Inc. elected by GMPTS would be indemnified against under Article VIII of the Articles of Incorporation of Taubman Centers, Inc., regardless of whether such Article VIII of the Articles of Incorporation is hereafter modified, amended or terminated; provided, however, that for purposes of this Section 11.1(g), "GMPTS Parties" shall include only those persons which are entitled to indemnification under
            Article VIII of the Articles of Incorporation of Taubman Centers, Inc., as in effect on the date hereof;

      (h) liabilities which are not set forth on the balance sheets described in Section 3.1(f) but which under GAAP were required to be shown thereof except for (i) liabilities with respect to matters which are the subject matter of representations and warranties set forth in this Agreement, (ii) liabilities to which GMPTS would be subject if it acquired the assets of the Exchange Owning Entity rather than partnership interests therein, and (iii) liabilities resulting from or arising out of the Leases, Anchor Documents, Ground Leases, Loan Documents, Exchange Partnership Documents, the Service Contracts, and/or the Permitted Exceptions;

      (i) any claim arising out of the Excluded Assets whether arising, taking place, occurring, or accruing before or after Closing;

      (j) the obligations of the Company set forth above in the definition of the "Assumed Bridge Loan."

      11.2 Indemnification by GMPTS. GMPTS, NewCo and NewCo Two, jointly and severally, hereby agree to indemnify, defend, and hold harmless the Company and its agents, trustees, beneficiaries, contractors, employees, officers, directors, shareholders, partners (excluding GMPTS), and advisors, and their respective successors and assigns (collectively, the "Company Parties"), from and against all losses, costs, expenses, liabilities, demands, claims, and damages (including interest, penalties, and reasonable attorneys' fees and disbursements), asserted against, resulting from, imposed upon or incurred by a Company Party, as a result, by reason of, or resulting from:

      (a) any third-party claim relating to the Exchange Properties, whether arising, taking place, occurring, or accruing before or after Closing;

      (b) any breach or alleged breach, or any obligation owed, by any Owning Entity under any of the Leases, the Anchor Documents, the Ground Lease, the Loan Documents, the Service Contracts, or otherwise whether arising, taking place, occurring, or accruing before or after Closing;

      (c) any breach or alleged breach of any Exchange Partnership Document, by any partner other than an CalPERS, whether arising, taking place, occurring or accruing before of after Closing.

      (d) any of the lawsuits, claims and other matters described in Schedule 3.1(n) or Schedule 3.1(p) attached hereto;

      (e) any claim for a fee, commission or other payment by any investment bank, advisor, broker, or consultant engaged or hired by GMPTS with respect to this Agreement or the Transaction.

      Notwithstanding anything to the contrary contained in this Section 11.2, GMPTS shall not have an obligation to indemnify the Company pursuant to this
Section 11.2 if the matter giving rise to GMPTS's obligation to indemnify also constitutes a breach by the Company of any of its representations and warranties hereunder whether or not GMPTS still has the right to bring a lawsuit against the Company under the provisions of Section 3.4 or Section 3.10.

      11.3 Notice of Indemnification. If a party (the "Obligated Party") is required to indemnify a Company Party or a GMPTS Party (as applicable, the "Indemnified Party") under the terms of this Agreement, the Indemnified Party shall give prompt written notice and a demand or request for indemnification to the Obligated Party (together with a description in reasonable detail of the facts known to the Indemnified Party with respect thereto including copies of any pleadings, lawsuits or written demands with respect thereto), but the failure to so notify the Obligated Party will not relieve the Obligated Party of any liability that it may have to the Indemnified Party, except to the extent that the Obligated Party is materially prejudiced by the Indemnified Party's failure to give such notice.

      11.4 Procedure for Third-Party Claims. (a) If the claim or matter for which indemnity is sought hereunder results from a third-party claim (the "Claim"), then this Section 11.4 shall govern the procedure with respect to such indemnification. Upon receipt of notice of a Claim from an Indemnified Party, the Obligated Party shall assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party and the Indemnified Party shall cooperate in all reasonable respects in such defense. The Indemnified Party shall have the right to employ separate counsel in any action or claim and to participate in the defense thereof, provided that the fees and expenses of counsel employed by the Indemnified Party shall be at the expense of the Obligated Party only if such counsel is retained pursuant to the provisions of Section 11.4(c). The Obligated Party may conduct such defense in the name of or on behalf of the Indemnified Party or Obligated Party and shall have full authority and control with respect thereto, including the settlement thereof, provided no such settlement may subject the Indemnified Party to civil or criminal fines or penalties, impose on-going obligations or restrictions on the Indemnified Party or result in the admission of any default or violation by the Indemnified Party under any agreement or Law, without the express prior written authorization of the Indemnified Party.

      (b) Subject to the provisions of subparagraph (a) above, if a final adjudication (i.e., an adjudication with respect to which the time for taking all appeals as of right has lapsed or with respect to which no further appeal is legally available) of such Claim is rendered against the Indemnified Party, by a court of competent jurisdiction, the Obligated Party shall, within thirty (30) days after such adjudication becomes final, pay, and satisfy such Claim.

      (c) If the Obligated Party fails to contest and defend against, or to pay and satisfy the Claim within such thirty (30) days, or if a separate defense may be asserted or there exists a conflict in defenses, then the Indemnified Party may, at its option, with counsel of its or his choice contest and defend against and/or settle, pay and satisfy, with the consent of the Obligated Party, which consent may not be unreasonably withheld, the Claim, in which case the Obligated Party shall immediately reimburse the Indemnified Party for all costs and expenses (such as, but not limited to, actual attorneys' fees and disbursements) incurred by


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



the Indemnified Party in contesting and defending against and/or paying and satisfying the Claim and enforcing the indemnification, together with interest on such costs and expenses from the time incurred until the time paid at the per annum rate equal to the prime rate announced from time to time by UBS AG, New York Branch. If UBS AG, New York Branch, does not announce such rate or does not exist, then such rate shall be equal to the prime rate set forth in the Wall Street Journal.

      (d) Each party agrees to cooperate with the reasonable requests of the other party in contesting, defending, paying, satisfying, or appealing an adjudication rendered with respect to any Claim.

      (e) If the Indemnified Party recovers from a third party (through insurance or otherwise) any amounts with respect to which the Obligated Party made payments to or for the account of the Indemnified Party under this Section 11, the Indemnified Party shall promptly pay over to the Obligated Party any amounts so recovered, net of collection costs.

      11.5 Limitation on the Company's Liability for Certain Matters. Notwithstanding anything contained herein or in any closing document to the contrary, the Company shall have no liability to GMPTS for any of the Company's indemnity obligation hereunder unless, until, and only to the extent that GMPTS's damages and claims resulting from the indemnity hereunder exceed the total sum of $100,000; provided, however, that such limitation shall not apply to any claim under Section 11.1(h) and (i).

      11.6 Limitation on GMPTS' Liability for Certain Matters. Notwithstanding anything contained herein or in any closing document to the contrary, GMPTS shall have no liability to the Company for any of GMPTS's indemnity obligation hereunder unless, until and only to the extent that the Company's damages and claims resulting from the indemnity hereunder exceed the total sum of $100,000.

     11.7 Punitive and Consequential Damages. Neither any Company Party nor any GMPTS Party shall be entitled to recover from the other under the provisions of this


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Agreement for any punitive,  exemplary,  or consequential damages resulting from any breach of this Agreement.

      11.8 Mutual Release. (a) As further consideration for GMPTS's execution of this Agreement, the Company, and its successors and assigns, as of the Closing Date, hereby absolutely and irrevocably waive, release, and forever discharge GMPTS from any and all claims, rights, demands, actions, suits, causes of action, damages, counterclaims, defenses, losses, costs, obligations, liabilities and expenses of every kind or nature other than any that may arise in connection with the Transaction or this Agreement (collectively, "Released Claims"), known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen, arising out of or relating directly to any circumstances or state of facts pertaining to the Partnership Agreement or GMPTS's status as a partner in the Company; provided, however, that the foregoing shall not constitute a release of any of GMPTS's obligations under this Agreement, including its representations and warranties hereunder.
      (b) As further consideration for the Company's execution of this Agreement, GMPTS, and its successors and assigns, as of the Closing Date, hereby absolutely and irrevocably waive, release, and forever discharge the Company from any and all Released Claims, known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen, arising out of or relating directly to any circumstances or state of facts pertaining to the Partnership Agreement or GMPTS's status as a partner in the Company; provided, however, that the foregoing shall not constitute a release of any of the Company's obligations under this Agreement, or relieve it of its representations and warranties hereunder.

     11.9 Survival. The provisions of this Article 11 shall survive Closing.

                           ARTICLE 12 - MISCELLANEOUS

      12.1 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but both of which together will constitute one and the same instrument.


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      12.2  Assignment.  Neither this  Agreement  nor any rights or  obligations under this Agreement may be assigned directly or indirectly by either party, by operation of law or otherwise, without the other party's prior written consent, except that GMPTS may assign all of its right, title, and interest in and to this Agreement, in whole but not in part, to an Affiliate of The General Motors Hourly-Rate Employees Pension Trust and The General Motors Retirement Program for Salaried Employees Trust, provided (a) the assignee remains an Affiliate of The General Motors Hourly-Rate Employees Pension Trust and The General Motors Retirement Program for Salaried Employees Trust until the Closing has been fully completed, (b) the assignee expressly assumes for the benefit of the Company all of GMPTS's obligations and liabilities hereunder, and (c) GMPTS shall not be released of any of its obligations or liabilities hereunder.

      12.3 Waiver. To the extent permitted by law, all rights and remedies existing or arising under, or related to, this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable law. No failure on the part of either party to exercise, or delay in exercising, any right will be deemed a waiver of such right, and no single or partial exercise of a right will preclude any further or other exercise of that or any other rights.

      12.4 No Recordation. The Company and GMPTS each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded against any Exchange Property and GMPTS agrees not to file any notice of pendency or other instrument (other than a judgment) against the Exchange Properties or any portion thereof in connection herewith (except in the event GMPTS commences an action for specific performance of the Company's obligations hereunder).

      12.5 Blue-Pencil. If any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement will remain in full force and effect, provided that the economic and legal substance of the transactions contemplated


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by this  Agreement  is not affected in any manner  materially  adverse to either party. To the extent permitted by law, the Company and GMPTS waive any provision of law that renders any provision of this Agreement unenforceable in any respect.

      12.6 Governing Law. This Agreement is governed by, and is to be interpreted and enforced under and in accordance with, the internal laws of the State of New York.

      12.7 Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by either party to the other party pursuant to this Agreement shall be in writing and shall be hand delivered or sent by reputable overnight courier. Each notice, demand, request or communication which shall be delivered in the manner described shall be deemed sufficiently given, served, sent, received, or delivered for all purposes at such time as it is delivered to the addressee, if hand delivered, and one Business Day after depositing with a reputable overnight courier, or at such time as delivery is refused by the addressee upon presentation. Subject to the above, all notices, demands, requests or other communications shall be addressed as follows:

            If to TRG:

                  The Taubman Realty Group Limited Partnership
                  200 East Long Lake Road
                  Bloomfield Hills, Michigan 48304
                  Attention:  Mr. Robert S. Taubman

            With a copy (which shall not constitute notice) to:

                  Miro Weiner & Kramer
                  500 North Woodward Avenue
                  Suite 100
                  Bloomfield Hills, Michigan 48304
                  Attention:  Jeffrey H. Miro, Esq.



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            If to GMPTS:

                  GMPTS Limited Partnership
                  c/o AEW Capital Management
                  225 Franklin Street
                  Boston, Massachusetts 02110
                  Attention:  Joseph F. Azrack

                  GMPTS Limited Partnership
                  c/o AEW Capital Management
                  225 Franklin Street
                  Boston, Massachusetts 02110
                  Attention:  Grant Monahon

            With a copy (which shall not constitute notice) to:
                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, New York 10038
                  Attention:  Dennis Block

      12.8 Survival. The terms and provisions of this Agreement shall terminate and be deemed merged into the document delivered at Closing unless expressly provided herein to the contrary, in which case the specified terms and provisions shall survive until the expiration of the applicable statute of limitations, except where a shorter period of time is provided herein. The provisions of this Article 12 shall survive Closing.

      12.9 Exchange Properties Held for Investment. GMPTS was one of the founders of the Company, has held its interest in the Company as an investment, and has advised the Company that it expects to obtain and hold the Exchange Properties for investment, subject to decisions in the ordinary course. GMPTS shall have no liability to the Company under this Section 12.9.

      12.10 Binding Effect. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective permitted successors and permitted assigns.

      12.11 Captions. The captions used throughout this Agreement are for convenience only and are not to be used in the interpretation or construction of this Agreement.


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     12.12 Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

      IN WITNESS WHEREOF, GMPTS and the Company have entered into this Agreement as of the date first written above.

                                          GMPTS LIMITED PARTNERSHIP, a
                                          Delaware limited partnership

                                          By:   GMPTS Corporation, a Delaware
                                                corporation, general partner

                                                By:/s/ Ronald M. Pastore
                                                   -----------------------------

                                                Its:  Authorized Signatory


                                          THE TAUBMAN REALTY GROUP LIMITED
                                          PARTNERSHIP, a Delaware limited
                                          partnership

                                          By:/s/ Robert S. Taubman
                                             -----------------------------------

                                          Its:  Authorized Signatory



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